EXHIBIT 4.1

                               MELLON BANK, N.A.
                                   Transferor

                            AFCO CREDIT CORPORATION
                                    Servicer

                          AFCO ACCEPTANCE CORPORATION
                                    Servicer

                      PREMIUM FINANCING SPECIALISTS, INC.
                                Back-up Servicer

               PREMIUM FINANCING SPECIALISTS OF CALIFORNIA, INC.
                                Back-up Servicer

                                      and

                       THE FIRST NATIONAL BANK OF CHICAGO
                                    Trustee



                            on behalf of the Holders

              of the Mellon Bank Premium Finance Loan Master Trust


                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 1996

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                                TABLE OF CONTENTS

                                                                          Page


                                 ARTICLE I.

                                 DEFINITIONS

SECTION 1.1.  Definitions...................................................1
SECTION 1.2.  Other Interpretive Provisions................................19
SECTION 1.3.  Daily Allocation of Finance Charge
              Collections..................................................20
SECTION 1.4.  Daily Allocation of Principal
               Collections.................................................20
SECTION 1.5.  Servicer Obligation to True-Up...............................20


                                   ARTICLE II.

                            CONVEYANCE OF RECEIVABLES

SECTION 2.1.  Conveyance of Receivables.....................................21
SECTION 2.2.  Acceptance by Trustee)........................................23
SECTION 2.3.  Representations and Warranties of
               Transferor...................................................23
SECTION 2.4.  Representations and Warranties of
               Transferor  Relating to this
               Agreement, the Receivables  Purchase
               Agreement and the Receivables................................24
SECTION 2.5.  Covenants of Transferor.......................................29
SECTION 2.6.  Removal of Receivables........................................31


                                  ARTICLE III.

                          ADMINISTRATION OF RECEIVABLES


SECTION 3.1.  Acceptance of Appointment as Servicer and
               Back-up  Servicer.............................................32
SECTION 3.2.  Servicing Compensation and Back-up
               Servicing  Compensation.......................................34
SECTION 3.3.  Representations and Warranties of
               Servicer......................................................35
SECTION 3.4.  Reports and Records for Trustee................................36
SECTION 3.5.  Anual Servicer's Certificate...................................37
SECTION 3.6.  Annual Independent Accountants'
               Servicing Repor...............................................37
SECTION 3.7.  Tax Treatment..................................................38
SECTION 3.8.  Notices to Transferor..........................................38
SECTION 3.9.  Reports to the Commission......................................39
SECTION 3.10. Covenants of Servicer..........................................39
SECTION 3.11. Representations and Warranties of
               Back-up Servicer............ .................................40
SECTION 3.12. Back-Up Servicer Covenant......................................41
SECTION 3.13. Servicer Licensing Covenant....................................42
SECTION 3.14. Custody of Premium Finance Agreements..........................42
SECTION 3.15. Duties of Servicer as Custodian................................42
SECTION 3.16. Instruction; Authority to Act..................................43
SECTION 3.17. Effective Period and Termination...............................43
SECTION 3.18. AFCO Credit to act as Servicer................................44


                                   ARTICLE IV.


                        RIGHTS OF HOLDERS AND ALLOCATION
                         AND APPLICATION OF COLLECTIONS

SECTION 4.1. Rights of Holders...............................................44
SECTION 4.2. Establishment of Accounts.......................................44
SECTION 4.3. Collections and Allocations.....................................46
SECTION 4.4. Shared Principal Collections....................................47
SECTION 4.5. Excess Finance Charge Collections...............................48


                                   ARTICLE V.

                  [ARTICLE V IS RESERVED AND SHALL BE SPECIFIED
                 IN THE SUPPLEMENT WITH RESPECT TO ANY SERIES.]


                                   ARTICLE VI

                              THE CERTIFICATES

SECTION 6.1.  The Certificates...............................................49
SECTION 6.2.  Authentication of Certificates.................................49
SECTION 6.3.  Registration of Transfer and Exchange
               of  Certificates.............................................50
SECTION 6.4.  Mutilated, Destroyed, Lost or Stolen
               Certificates.................................................52
SECTION 6.5.  Persons Deemed Owners..........................................53
SECTION 6.6.  Appointment of Paying Agent....................................53
SECTION 6.7.  Access to List of Holders' Names and
               Addresses....................................................54
SECTION 6.8.  Authenticating Agent...........................................55
SECTION 6.9.  New Issuances..................................................56
SECTION 6.10. Book-Entry Certificates........................................58
SECTION 6.11. Notices to Clearing Agency.....................................58
SECTION 6.12. Definitive Certificates........................................59
SECTION 6.13. Global Certificate; Euro-Certificate
               Exchange  Date...............................................59
SECTION 6.14. Meetings of Holders............................................60


                                   ARTICLE VII

                      OTHER MATTERS RELATING TO TRANSFEROR

SECTION 7.1.  Liability of Transferor.......................................60
SECTION 7.2.  Merger or Consolidation of, or
               Assumption of the Obligations of,
               Transferor...................................................60
SECTION 7.3.  Limitation on Liability.......................................61
SECTION 7.4.  Liabilities...................................................61


                                  ARTICLE VIII

                       OTHER MATTERS RELATING TO SERVICER

SECTION 8.1.  Liability of Servicer.........................................62
SECTION 8.2.  Merger or Consolidation of, or
               Assumption of the Obligations of,
               Servicer.....................................................62
SECTION 8.3.  Limitation on Liability of Servicer and
               Others.......................................................63
SECTION 8.4.  Servicer Indemnification of the Trust
               and Trustee..................................................63
SECTION 8.5.  Servicer Not to Resign........................................64
SECTION 8.6.  Access to Certain Documentation and
               Information  Regarding the Receivables.......................64
SECTION 8.7.  Delegation of Duties..........................................64
SECTION 8.8.  Examination of Records........................................64
SECTION 8.9.  Merger or Consolidation of, or
               Assumption of the Obligations of,
               Back-up Servicer.............................................65
SECTION 8.10. Back-up Servicer Not to Resign................................65
SECTION 8.11. Cooperation Among Servicer and Back-up
               Servicer.....................................................66


                                   ARTICLE IX.

                              TRUST PAY OUT EVENTS

SECTION 9.1.   Trust Pay Out Event...........................................66
SECTION 9.2.   Additional Rights Upon the Occurrence
                 of Certain  Events.........................................67


                                   ARTICLE X.

                                SERVICER DEFAULTS

SECTION 10.1.     Servicer Defaults..........................................68
SECTION 10.2.     Trustee to Act, Appointment of
                    Successor................................................71
SECTION 10.3.     Notification to Holders....................................72
SECTION 10.4.     Waiver of Past Defaults....................................72


                                   ARTICLE XI.

                                     TRUSTEE

SECTION 11.1.     Duties of Trustee.........................................73
SECTION 11.2.     Certain Matters Affecting Trustee.........................74
SECTION 11.3.     Trustee Not Liable for Recitals in
                    Certificates............................................76
SECTION 11.4.     Trustee May Not Own Certificates..........................76
SECTION 11.5.     Servicer to Pay Trustee's Fees and
                    Expenses................................................76
SECTION 11.6.     Eligibility Requirements for Trustee......................77
SECTION 11.7.     Resignation or Removal of Trustee.........................77
SECTION 11.8.     Successor Trustee.........................................78
SECTION 11.9.     Merger or Consolidation of Trustee........................78
SECTION 11.10.    Appointment of Co-Trustee or Separate
                    Trustee.................................................78
SECTION 11.11.    Tax Returns...............................................79
SECTION 11.12.    Trustee May Enforce Claims Without
                    Possession of  Certificates.............................80
SECTION 11.13.    Suits for Enforcement.....................................80
SECTION 11.14.    Rights of Holders to Direct Trustee.......................80
SECTION 11.15.    Representations and Warranties of
                    Trustee.................................................81
SECTION 11.16.    Maintenance of Office or Agency.
SECTION 11.17.    Obligor Claims............................................81
SECTION 11.18.    Liabilities to Obligors...................................82


                                  ARTICLE XII.

                                   TERMINATION

SECTION 12.1.     Termination of Trust......................................82
SECTION 12.2.     Optional Purchase.........................................83
SECTION 12.3.     Final Payment with Respect to any Series..................84
SECTION 12.4.     Termination Rights of Transferor..........................85


                                ARTICLE XIII.

                            MISCELLANEOUS PROVISIONS

SECTION 13.1.     Amendment..................................................85
SECTION 13.2.     Protection of Right, Title and Interest
                    to Trust.................................................87
SECTION 13.3.     Limitation on Rights of Holders............................87
SECTION 13.4.     Governing Law..............................................88
SECTION 13.5.     Notices....................................................88
SECTION 13.6.     Severability of Provisions.................................89
SECTION 13.7.     Assignment.................................................89
SECTION 13.8.     Certificates Non-Assessable and Fully
                    Paid.....................................................89
SECTION 13.9.     Further Assurances.........................................89
SECTION 13.10.    No Waiver, Cumulative Remedies.............................89
SECTION 13.11.    Counterparts...............................................90
SECTION 13.12.    Third Party Beneficiaries..................................90
SECTION 13.13.    Actions by Holders.........................................90
SECTION 13.14.    Rule 144A Information......................................90
SECTION 13.16.    Headings...................................................91

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                             EXHIBITS AND SCHEDULES

         Schedule I                Procedures for Accessing Trust Accounts
         Schedule II                Location of Receivables
         Schedule III               Schedule of Permitted States
         Schedule IV                Receivables Schedule

         Exhibit A                  Form of Monthly Servicer's Certificate
         Exhibit B                  Form of Annual Servicer's Certificate
         Exhibit C                  Form of Reassignment of Receivables
         Exhibit D                  Form of Reconveyance of Receivables
         Exhibit E                  Form of Notice of Financed Premium

          POOLING AND SERVICING AGREEMENT, dated as of December 1, 1996 by and among MELLON BANK, N.A., a national banking association, as Transferor, AFCO CREDIT CORPORATION, a New York corporation, as Servicer, AFCO ACCEPTANCE CORPORATION, a California corporation, as Servicer, PREMIUM FINANCING SPECIALISTS, INC., a Missouri corporation, as Back-up Servicer, PREMIUM FINANCING SPECIALISTS OF CALIFORNIA, INC., a California corporation, as Back-up Servicer and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as Trustee.

          In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and the Holders:


                               ARTICLE I. DEFINITIONS


          SECTION 1.1. Definitions. Whenever used in this Agreement, the following words and phrases have the meanings identified below:

          "Account" means, with respect to each Obligor, each account of such Obligor that is identified as such by the applicable Originator by a separate account number.

          "Addition Date" means the date on which any Additional Receivables are added to the Receivables Schedule.

          "Additional Receivable" means each Premium Finance Agreement added or required to be added to the Receivable Schedule after the Initial Closing Date pursuant to subsection 2.1(g).

          "Adjusted Aggregate Investor Interest" means as of any date of determination, the sum of the "Adjusted Investor Interest" (as defined in the related Supplement) of each Series then issued and outstanding for which an Adjusted Investor Interest is specified in the related Supplement plus the sum of the Investor Interests of all other Series then issued and outstanding.

          "AFCO Acceptance" means AFCO Acceptance Corporation, a California corporation.

          "AFCO Credit" means AFCO Credit Corporation, a New York corporation.

          "Affiliate" of any Person means any other Person controlling, controlled by or under common control with such Person.

          "Aggregate Investor Interest" means, as of any date of determination, the sum of the Investor Interests of all Series then issued and outstanding.

          "Aggregate Investor Percentage" means, as to Principal Receivables, Finance Charge Receivables and Defaulted Receivables, as the case may be, as of any date of determination, the sum (not to exceed 100%) of the relevant Investor Percentages for all Series then issued and outstanding.

          "Aggregate Receivables" means, with respect to the Receivables as of any date of determination, the aggregate amount of payments owed on such Receivables from such date through the respective scheduled final payment dates of such Receivables (exclusive of Late Fees and any other administrative charges) less Net Payables as of such date of determination.

          "Aggregate Receivable Balance" means, with respect to any Receivable as of any date of determination the aggregate amount of payments owed on such Receivable from such date through the scheduled final payment date of such Receivable (exclusive of Late Fees and any other administrative charges) less related Net Payables as of such date of determination.

          "Agreement" means this Pooling and Servicing Agreement, as amended, supplemented or otherwise modified from time to time, including by any Supplement.

          "Amortization Period" means, as to any Series or Class, any period specified in the related Supplement during which principal collections are set aside to repay the principal investment in that Series or Class (excluding repayments of a Variable Interest during its revolving period).

          "Applicants" is defined in Section 6.7.

          "Appointment Day" is defined in subsection 9.2(a).

          "Authorized Newspaper" means a newspaper of general circulation in the Borough of Manhattan, The City of New York printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

          "Average Principal Receivables" means, for any period, an amount equal to (a) the sum of the aggregate amount of Principal Receivables at the end of each day during such period divided by (b) the number of days in such period.

          "Back-up Servicer" means initially, Premium Financing Specialists, Inc. and their successors and assigns; provided, however, that with respect to Receivables having borrowers with addresses in the State of California, "Back-up Servicer" shall mean Premium Financing Specialists of California, Inc.

          "Bearer Certificates" is defined in Section 6.1.

          "Bearer Rules" means the provisions of the Internal Revenue Code, in effect from time to time, governing the treatment of bearer obligations, including sections 163(f), 871, 881, 1441, 1442 and 4701, and any regulations thereunder including, to the extent applicable to any Series, Proposed or Temporary Regulations.

          "Beginning of Month Principal Receivables" means, with respect to the Receivables and any Monthly Period, an amount equal to the Aggregate Receivables as of the first day of such Monthly Period (or, in the case of the Monthly Period commencing December 1996, as of December 1, 1996) minus Finance Charge Receivables as of such date.

          "BIF" means the Bank Insurance Fund administered by the FDIC.

          "Book-Entry Certificates" means certificates evidencing a beneficial interest in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.10.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or Pittsburgh, Pennsylvania (or, for any Series, any additional city specified in the related Supplement) are authorized or obligated by law or executive order to be closed.

          "Calculation Date" means the Business Day prior to the Initial Closing Date.

          "CEDEL" means Cedel Bank, societe anonyme.

          "Certificate" means an Investor Certificate or any Supplemental Certificate.

          "Certificate Owner" means the beneficial owner of a Book-Entry Certificate, as reflected on the books of the Clearing Agency or of a Person maintaining an account with the Clearing Agency (directly or as an indirect participant).

          "Certificate Register" is defined in Section 6.3.

          "Class" means any class of Investor Certificates of any Series.

          "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934.

          "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency or Foreign Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency or Foreign Clearing Agency.

          "Closing Date" means, for any Series, the date of issuance of such Series of Certificates, as specified in the related Supplement.

          "Collection Account" is defined in subsection 4.2(a).

          "Collections" means all payments received by Servicer in respect of the Receivables, including without limitation Recoveries, whether in the form of cash, checks, wire transfers, ATM transfers or other form of payment in accordance with the applicable Premium Finance Agreement. If Servicer establishes any lock-box account for the receipt of payments, a payment shall be deemed received by Servicer on the date of deposit in such lock-box account.

          "Corporate Trust Office" means the principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126 Attention: Corporate Trust Services Division, except if the Place of Payment of any Instrument is New York City, then for purposes of Section 11.16, such term shall mean the office or agency of the Trustee in the Borough of Manhattan, the City of New York, which office at the date hereof is located at First Chicago Trust Company of New York, 14 Wall Street, Eighth Floor, New York, New York 10005.

          "Coupons" is defined in Section 6.1.

          "Credit Enhancement" means, as to any Series, the subordination, cash collateral guaranty or account, collateral interest, letter of credit, surety bond, insurance policy, spread account, reserve account, cross-support feature or any other contract or agreement for the benefit of the Holders of such Series (or Holders of a Class within such Series) as designated in the applicable Supplement.

          "Credit Enhancement Provider" means, as to any Series, any Person designated as such in the related Supplement.

          "Cut Off Date" means (x) with respect to Receivables originated prior to December 1, 1996, December 1, 1996 and (y) with respect to Receivables originated on or after December 1, 1996, but prior to the Initial Closing Date, the Calculation Date.

          "Date of Processing" means, as to any transaction, the date on which such transaction is first recorded on Servicer's computer master file of accounts (without regard to the effective date of such recordation).

          "Default Amount" means, with respect to any Monthly Period, the excess, if any, of (i) the amount of Principal Receivables related to Receivables which became Defaulted Receivables during such Monthly Period over
(ii) Recoveries for such Monthly Period.

          "Defaulted Receivable" means each Receivable as to which the insurance policy or policies related to such Receivable has been canceled for 270 days or more or the Receivables arising thereunder have been charged off in accordance with Servicer's customary and usual procedures. Notwithstanding any other provision hereof, any Defaulted Receivables that are Ineligible Receivables shall be treated as Ineligible Receivables rather than Defaulted Receivables. In the event for administrative reasons, the Servicer is unable to identify or segregate the Defaulted Receivables from other Receivables in the related Account, then all such Receivables in such Account shall be deemed to be Defaulted Receivables.

          "Definitive Certificates" is defined in Section 6.10.

          "Depository" is defined in Section 6.10.

          "Depository Agreement" means, as to each Series (subject to the related Supplement), the agreement among Transferor, Trustee and the applicable Clearing Agency.

          "Determination Date" means, unless otherwise specified in the related Supplement, the third Business Day prior to each Transfer Date.

          "Distribution Account" is defined in subsection 4.2(c).

          "Distribution Date" is defined, for each Series, in the related Supplement.

          "Dollars", "$" or "U.S. $" means United States dollars.

          "Eligible Receivable" means with respect to each Initial Receivable, each Receivable, as of its Cut Off Date and with respect to each Additional Receivable, each Additional Receivable, as of the related Addition Date:

                  (a)  which is payable in United States dollars;

                  (b) which has been funded by the related Originator in whole or in part;

                  (c) which in the case of an initial Receivable arising under an Account, does not finance premiums of any insurance policy of Lloyds of London;

                  (d) which does not finance premiums of any foreign insurance carrier (except that up to 3% of the Aggregate Receivables, after giving effect to such transfer, may finance premiums of foreign insurance carriers);

                  (e)  which does not relate to a Premium Finance
         Agreement under which the  Obligor is a Governmental
         Authority;

                  (f) which (i) in the case of the Initial Receivables is underwritten in accordance with the Guidelines and (ii) in the case of Additional Receivables is underwritten in accordance with guidelines that are not materially different from the Guidelines;

                  (g) which the related Obligor used all the proceeds of such Receivable to pay premiums and related items with respect to commercial property or casualty insurance policies, governed by the law of any State or territory of the United States or the District of Columbia, under which such Obligor is the insured;

                  (h) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by the related Originator of the related Premium Finance Agreement, have been duly obtained, effected or given and are in full force and effect as of the date of transfer of such Receivable to the Trust;

                  (i) which, at the time of transfer of such Receivable to the Trust, the terms of the related Premium Finance Agreement have not been waived or modified except for waivers or modifications that were made by the Originators in accordance with the Guidelines;

                  (j) with respect to which the related Premium Finance Agreement is not subject to any right of rescission, setoff, counterclaim, defense arising out of violations of usury laws or any other defenses of any Obligor at the time of the transfer of such Receivable to the Trust, other than defenses that may arise after the time of transfer out of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights in general and general equity principles;

                  (k) with respect to which, at the time of transfer of such Receivable to the Trust, the related Originator has not taken any action which would impair, or failed to take any action necessary to avoid impairing, the rights of the Trust or the Certificateholders therein;

                  (l)  which is not delinquent for more than 30 days;

                  (m) which is among the Initial Receivables, that provides the related Originator with a limited power of attorney allowing it to cancel the related insurance policy, if cancelable, in accordance with state law upon non-payment of a loan installment by the related Obligor;

                  (n) which is an Additional Receivable, that provides the related Originator with a limited power of attorney allowing it to cancel the related insurance policy, in accordance with state law upon non-payment of a loan installment by the related Obligor;

                  (o) which (i) with respect to the Initial Receivables and Additional Receivables conveyed to the Trust prior to February 1, 1997 grants the related Originator a first priority perfected security interest in the related Unearned Premium and allows such Originator to direct the related insurance company to pay such Originator any such Unearned Premium calculated as of the time of cancellation of the related insurance policy, if cancelable and (ii) with respect to Additional Receivables conveyed to the Trust on or after February 1, 1997 only, the Trust has a first priority perfected security interest in the Unearned Premium related to such Additional Receivable and a notice of financed premium has been delivered to the applicable insurance company or companies notifying such insurance company or companies of the Trust's security interest in such Unearned Premiums in the form of Exhibit E hereto;

                  (p) with respect to which the related insurance policy has not been canceled;

                  (q) with respect to which the stated address of the Obligor in the related Premium Finance Agreement is in a Permitted State;

                  (r) which was originated in compliance, in all material respects, with all Requirements of Law applicable to the applicable Originator and pursuant to loan documents which comply, in all material respects, with all Requirements of Law applicable to the applicable Originator;

                  (s) which is the legal, valid and binding payment obligation of the related Obligor, legally enforceable against such Obligor in accordance with its terms;

                  (t) with respect to which the related Obligor is not the subject of a bankruptcy or insolvency proceeding;

                  (u) with respect to which the related Premium Finance Agreement provides for monthly payments by the related
         Obligor;

                  (v) which is a "general intangible" under the Uniform Commercial Code in the States of New York and Commonwealth of Pennsylvania; and

                  (w) which, after giving effect to the transfer of such Receivable to the Trust, would not cause any Excess Insurer Concentration Amount to exist assuming that immediately prior to such transfer each insurance carrier which has premiums financed by such Receivable was downgraded by any Rating Agency by one rating category (giving effect to pluses or minuses).

          "ERISA" means the Employee Retirement Income Security Act of 1974.

          "Euroclear Operator" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office, as operator of the Euroclear System.

          "Excess Finance Charge Collections" means, with respect to any Transfer Date, the aggregate amount for all outstanding Series that the related Supplements specify are to be treated as "Excess Finance Charge Collections" for such Transfer Date.

          "Excess Insurer Concentration Amount" means as of any date of determination an amount equal to the sum of (i) with respect to each Tier 1 Insurer, the amount, if positive, by which the aggregate amount of the portion of the Aggregate Receivables relating to the financing of insurance premiums of such Tier 1 Insurer exceeds 25% of the amount of the Aggregate Receivables as of such date of determination, (ii) with respect to each Tier 2 Insurer, the amount, if positive, by which the aggregate amount of the portion of the Aggregate Receivables relating to the financing of insurance premiums of such Tier 2 Insurer exceeds 10% of the Aggregate Receivables as of such date of determination and (iii) with respect to each Tier 3 Insurer, the amount, if positive, by which the aggregate amount of the portion of Aggregate Receivables relating to the financing of insurance premiums of any single Tier 3 Insurer exceeds 5% of the Aggregate Receivables as of such date of determination.

          "Excess Obligor Concentration Amount" means as of any date of determination, the amount of Aggregate Receivables related to a single Obligor (or an affiliated group of Obligors), but only to the extent such amount is in excess of 3% of the amount of Aggregate Receivables as of such date of determination.

          "Excess Funding Account" is defined in subsection 4.2(b).

          "Extended Trust Termination Date" is defined in subsection 12.1(a).

          "FDIC" means the Federal Deposit Insurance Corporation.

          "Finance Charge Account" is defined in subsection 4.2(b).

          "Finance Charge Collections" means, with respect to the Receivables and any Monthly Period, an amount equal to the sum of (i) the aggregate amount of interest accrued on such Receivables for such Monthly Period calculated on the basis of the Rule of 78's Method, plus (ii) Late Fees and other administrative charges collected during such Monthly Period, plus (iii) Net Recoveries received during such Monthly Period.

          "Finance Charge Receivables" means, with respect to the Receivables as of the first day in any Monthly Period, the aggregate amount of unearned interest on such Receivables as of such date calculated in accordance with the Rule of 78's Method.

          "Finance Charge Shortfall" is defined, for any Series, in the related Supplement.

          "Foreign Clearing Agency" means CEDEL and the Euroclear Operator.

          "Global Certificate" is defined in Section 6.13.

          "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Group" means, as to any Series, the group of Series in which the related Supplement specifies that such Series shall be included.

          "Guidelines" means the Originators' (or, if the Originators are no longer the servicer, the Back-up Servicer's) policies and procedures relating to the operation of its insurance premium finance loan business, including policies and procedures for determining the creditworthiness of borrowers and insurance carriers, the extension of credit to borrowers and collection of insurance premium finance loans, as such policies and procedures may be amended from time to time.

          "Holder" means the Person in whose name a Certificate is registered in the Certificate Register and, if applicable, the holder of any Bearer Certificate or Coupon, as the case may be, and, as to any Series, such other Person deemed to be an "Investor Holder" or "Holder" in any related Supplement except as otherwise provided in such Supplement.

          "Ineligible Receivable" is defined in subsection 3.10(c).

          "Initial Closing Date" means December 19, 1996.

          "Initial Investor Interest" means as to any Series, the amount stated in the related Supplement.

          "Initial Principal Payment Date" shall have the meaning set forth in any Supplement.

          "Initial Receivables" means the Premium Finance Agreements on the Receivables Schedule delivered to the Trustee on the Initial Closing Date.

          "Insolvency Event" is defined in subsection 9.2(a).

          "Insurer Schedule" means a schedule dated as of a Determination Date which lists (in order) each of the top 25 insurance carriers with respect to the Receivables as of such Determination Date, each ranked in accordance with the aggregate amount of the portion of the Aggregate Receivables which relate to the financing of insurance premiums of such insurance carrier as of such Determination Date.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

          "Investment Company Act" means the Investment Company Act of 1940.

          "Investment Grade Insurer" means as of any date of determination, an insurer that has (i) a claims paying ability rating of at least investment grade (i.e., in one of the top four generic rating categories, irrespective of any plus or minus) from Standard & Poor's and (ii) an insurance financial strength rating of at least investment grade (i.e., in one of the top four generic rating categories, irrespective of any plus or minus) from Moody's.

          "Investment Grade Insurer Percentage" means as of any date of determination a fraction (expressed as a percentage) the numerator of which is the portion of the Aggregate Receivables relating to the financing of insurance premiums of the Top Ten Investment Grade Insurers as of such date of determination and the denominator of which is the portion of the Aggregate Receivables relating to the financing of insurance premiums of the Top Ten Insurers as of such date of determination.

          "Investor Account" means each of the Finance Charge Account, the Excess Funding Account and the Distribution Account.

          "Investor Certificate" means any one of the certificates (including Bearer Certificates, Registered Certificates and Global Certificates) executed by Transferor and authenticated by Trustee substantially in the form (or forms in the case of a Series with multiple Classes) attached to the related Supplement.

          "Investor Holder" means the holder of record of an Investor
Certificate.

          "Investor Interest" is defined, as to any Series, in the related Supplement.

          "Investor Percentage" is defined, as to any Series, in the related Supplement.

          "Investor Servicing Fee" is defined in Section 3.2.

          "Issuance" means either of the procedures described under Section 6.9(b).

          "Issuance Date" is defined in subsection 6.9(b).

          "Issuance Notice" is defined in subsection 6.9(b).

          "Late Fees" means with respect to any Receivable, amounts referred to as "late fees" (or similar terms) in the related Premium Finance Agreement.

          "Licensing Laws" means any statute or regulation which would impose a requirement that the Originator, the Transferor, the Trustee, the Trust, the Servicer, the Back-up Servicer or any Successor Servicer obtain and maintain a license in order to own or acquire Premium Finance Agreements, service Premium Finance Agreements or otherwise engage in the business of insurance premium financing, in each case, as contemplated by this Agreement and the Receivables Purchase Agreement.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) and which upon investigation does not relate to any Receivable or comparable law of any jurisdiction to evidence any of the foregoing; provided that any assignment pursuant to Section 7.2 shall not be deemed to constitute a Lien.

          "Maximum Top 10 Insurer Percentage" means 60%.

          "Monthly Period" means, unless otherwise defined in any Supplement, each period from and including the first day of a calendar month to and including the last day of that calendar month.

          "Moody's" means Moody's Investors Service, Inc.

          "Net Payables" means with respect to any Receivable, the unfunded portion of such Receivable.

          "Net Recoveries" means with respect to any Monthly Period the excess, if any, of Recoveries for such Monthly Period over the amount of Principal Receivables related to Receivables which became Defaulted Receivables during such Monthly Period.

          "Notice of Financed Premium" means each notice of financed premium delivered to the Trustee by an Originator pursuant to the Receivables Purchase Agreement and in the form of Exhibit G.

          "Obligor" means, as to any Receivable, the Person or Persons obligated to make payments on that Receivable, including any guarantor.

          "Officer's Certificate" means a certificate signed by any Vice President or more senior officer of Transferor or Servicer and delivered to Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Person providing the opinion, and who shall be reasonably acceptable to Trustee.

          "Originator" means either AFCO Credit or AFCO Acceptance.

          "Paired Series" means each Series that has been paired with another Series (one of which Series may be prefunded or partially prefunded) such that a reduction of the Investor Interest of one Series results in an increase of the Investor Interest of the other Series.

          "Paying Agent" means any paying agent appointed pursuant to Section
6.6 and shall initially be Trustee.

          "Pay Out Event" means each Trust Pay Out Event and, as to any Series, each other "Pay Out Event," if any, described in the Supplement for such Series.

          "Permitted Investments" means, unless otherwise provided in the Supplement with respect to any Series: (a) book-entry securities or negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations of or are fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or domestic branches of foreign banks and subject to supervision and examination by Federal or state banking or depository institution authorities, provided that at the time of the Trust's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depository institution or trust company shall have a credit rating from Moody's and Standard & Poor's of P-1 and A-1 +, respectively, (iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Moody's and Standard & Poor's of P-1 and A-1 +, respectively, (iv) bankers' acceptances issued by any depository institution or trust company described in clause (a)
(ii), (v) investments in money market or common trust funds rated AA-m or AA-mg by Standard & Poor's and P-1 by Moody's if such investment will not require the Trust to register as an "investment company" under the Investment Company Act, and (vi) repurchase obligations with respect to (A) any security described in clause (a)(i) or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (a)(ii); (b) demand deposits in the name of the Trust or Trustee in any depository institution or trust company described in clause (a)(ii); and (c) any other investment if (i) with respect to Standard & Poor's only, prior to the purchase of such investment the Rating Agency Condition has been satisfied and
(ii) after 10 Business Days notice to Moody's of the purchase of such investment Moody's has not informed the Transferor that such purchase will cause the then current rating on the Certificates to be downgraded or withdrawn and (ii) purchase of such investment will not require the Trust to be registered as an investment company under the Investment Company Act. Any Permitted Investment may be sponsored by Transferor, Servicer or Trustee if such investment would otherwise qualify hereunder.

          "Permitted State" means as of any date of determination any state with respect to which each of the Originators, Transferor, Servicer, Trustee and the Trust has either complied with such state's Licensing Laws or is not required to be licensed under such Licensing Laws, in each case as evidenced by either (i) an Opinion of Counsel or (ii) written correspondence from the applicable state authority and a related Permitted State Officer's Certificate, which the Trustee may conclusively rely on. On the Initial Closing Date the Permitted States shall be the states listed on Schedule II.

          "Permitted State Officer's Certificate" means, with respect to the determination of whether any state is a Permitted State, an Officer's Certificate of AFCO Credit certifying that the applicable written correspondence from a state authority is the written correspondence referred to in clause (ii) of the definition of "Permitted State" with respect to the state in question.

          "Person" means any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

          "PFSI" means Premium Financing Specialists, Inc., a Missouri corporation.

          "PFSIC" means Premium Financing Specialists of California, Inc., a California corporation.

          "Premium Finance Agreement" shall mean a written agreement by which an insured or prospective insured promises to pay to either AFCO Credit or AFCO Acceptance, as the case may be, an amount advanced or to be advanced thereunder to an insurance company (or to an insurance broker or agent for payment to the insurance company) in payment of premiums on an insurance contract together with any finance charges and any other incidental fees and charges.

          "Principal Collections" means, with respect to the Receivables and any Monthly Period, all Collections not treated as Finance Charge Collections.

          "Principal Receivables" means, with respect to the Receivables as of any date of determination, an amount equal to the product of (x) the Aggregate Receivables as of such date of determination and (y) a fraction, the numerator of which is the Beginning of Month Principal Receivables and the denominator of which is the amount of Aggregate Receivables as of the first day of the current Monthly Period.

          "Principal Sharing Series" means a Series that, pursuant to the related Supplement, is entitled to receive Shared Principal Collections.

          "Principal Shortfalls" is defined, as to any Series, in the related Supplement.

          "Principal Terms" is defined in subsection 6.9(c).

          "Qualified Institution" is defined in subsection 4.2(a).

          "Rating Agency" means, as to each Series, the rating agency or agencies, if any, specified in the related Supplement.

          "Rating Agency Condition" means, as to any event or condition, receipt by Transferor, Servicer and Trustee from each Rating Agency of written confirmation that such event or condition will not result in a downgrade or withdrawal of its then current rating of any outstanding Series.

          "Rating Agency Test" shall have the meaning in any Supplement.

          "Reassignment" is defined in subsection 2.6(b)(ii).

          "Reassignment Date" is defined in subsection 2.4(e).

          "Receivable" means each Premium Finance Agreement, including the power of attorney included therein that is listed or is required to be listed on the Receivables Schedule pursuant to subsection 2.1(g).

          "Receivables Schedule" means a computer file or microfiche list containing a true and complete list of the Premium Finance Agreements required to be listed thereon pursuant to subsection 2.1(g), each identified by account number and setting forth the amount of Aggregate Receivables, as of (a) the Cut Off Date (for the Premium Finance Agreements listed on the Receivables Schedule delivered on the Initial Closing Date) or (b) the related Addition Date (for any Premium Finance Agreements added to the Receivables Schedule on such Addition
Date).

          "Receivables Purchase Agreement" means the Receivables Purchase Agreement dated as of the date hereof, by and among AFCO Credit, AFCO Acceptance and Transferor.

          "Record Date" means, with respect to any Distribution Date, the last Business Day of the preceding Monthly Period.

          "Recoveries" means all amounts, including the proceeds of Unearned Premiums received by Servicer with respect to Defaulted Receivables, less related expenses of outside collection agencies.

          "Registered Certificates" is defined in Section 6.1.

          "Removal Date" is defined in subsection 2.6(a).

          "Removal Notice Date" is defined in subsection 2.6(a).

          "Removed Receivables" is defined in subsection 2.6(a).

          "Required Investment Grade Insurer Percentage" means 90%.

          "Requirements of Law" for any Person means the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

          "Responsible Officer" means any officer within the Corporate Trust Office (or any successor group of Trustee), including any Vice President, any Assistant Secretary and any Trust Officer or any other officer of Trustee customarily performing functions similar to those performed by any person who at the time shall be an above-designated officer and any particular officer to whom any corporate trust mailer is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Rule of 78's Method" means the method under which a portion of a payment allocated to earned interest and the portion allocable to principal is determined according to the sum of the months digits or any equivalent method commonly referred to as the "Rule of 78's."

          "SAIF" means the Savings Association Insurance Fund administered by the FDIC.

          "Sale Notice" means an officer's certificate signed by the President or chief executive officer of the Back-up Servicer certifying (i) the Back-up Servicer has agreed to consolidate with or merge with a third party or a third party has agreed to acquire the Back-up Servicer's properties and assets substantially as an entirety (other than assets conveyed or transferred through a financing or securitization program) or purchase all or substantially all of the capital stock of the Back-up Servicer and (ii) such agreement is conditioned on the Back-up Servicer being released from its obligations under this Agreement or the purchase price included in such agreement is subject to downward adjustment unless the Back-up Servicer is released from its obligations under this Agreement.

          "Securities Act" means the Securities Act of 1933.

          "Series" means any series of Investor Certificates issued pursuant to a Supplement.

          "Series Account" means any account established pursuant to a Supplement for the benefit of the related Series.

          "Series Servicing Fee Percentage" is defined, as to any Series, in the related Supplement.

          "Series Termination Date" is defined, as to any Series, in the related Supplement.

          "Servicer" means (a) initially AFCO Credit and AFCO Acceptance , jointly and severally and (b) after any Person is appointed as Successor Servicer, such Person as herein provided to service the Receivables.

          "Servicer Default" is defined in Section 10.1.

          "Servicer Ineligible Account" is described in subsection 3.13(c).

          "Servicer Ineligible Receivable" is defined in subsection 3.10(c).

          "Servicing Fee" is defined in Section 3.2.

          "Servicing Officer" means any officer of Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to Trustee by Servicer, as such list may be amended from time to time.

          "Shared Principal Collections" means, with respect to any Transfer Date, the aggregate amount for all outstanding Series that the related Supplements specify are to be treated as "Shared Principal Collections" for such Transfer Date.

          "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

          "Successor Back-up Servicer Termination Notice" means written notice signed by the President or the chief executive officer of a Back-up Servicer that became a successor Back-up Servicer pursuant to Section 8.9, which states that the Back-up Servicer is terminating its obligations and duties under this Agreement pursuant to subsection 8.10(c).

          "Successor Servicer" is defined in subsection 10.2(a).

          "Supplement" means, as to any Series or Supplement Certificate, a supplement to this Agreement executed in conjunction with any issuance of that Series or Supplement Certificate.

          "Supplemental Certificate" is defined in subsection 6.3(b).

          "Tax Opinion" means, as to any action, an Opinion of Counsel to the effect that, for Federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of Investor Certificates of any outstanding Series or Class with respect to which an Opinion of Counsel was delivered at the time of their issuance that such Investor Certificates would be characterized as debt, (b) such actions will not cause the Trust to be classified, for Federal income tax purposes, as an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Investor Certificateholder.

          "Termination Notice" is defined in Section 10.1.

          "Tier 1 Insurer" means as of any date of determination, an insurance carrier which has a then current (i) claims-paying ability rating from Standard & Poor's of at least A-, but below AAA and (ii) insurance financial strength rating from Moody's of at least A3, but below Aaa; provided, however, in the event an insurance carrier has a split rating from Standard & Poor's and Moody's, the lower of the two ratings will govern for purposes of determining whether such insurance carrier is a Tier 1 Insurer.

          "Tier 2 Insurer" means as of any date of determination, an insurance carrier which has a then current (i) claims-paying ability rating from Standard & Poor's of at least BBB-, but below A- and (ii) insurance financial strength rating from Moody's of at least Baa3, but below A3; provided, however, in the event an insurance carrier has a split rating from Standard & Poor's and Moody's, the lower of the two ratings will govern for purposes of determining whether such insurance carrier is a Tier 2 Insurer.

          "Tier 3 Insurer" means as of any date of determination, an insurer that did not have (i) a claims-paying ability rating of at least investment grade (i.e., in one of the top four generic rating categories, irrespective of any plus or minus) from Standard & Poor's or (ii) an insurance financial strength rating of at least investment grade (i.e., in one of the top four generic rating categories, irrespective of any plus or minus) from Moody's.

          "Top 10 Insurer" means as of any date of determination any of the insurance carriers listed one through ten on the most recent Insurer Schedule delivered to the Rating Agencies by the Originators or the Transferor.

          "Top 10 Investment Grade Insurer" means as of any date of determination any Top 10 Insurer which is an Investment Grade Insurer.

          "Top 10 Insurer Percentage" means with respect to the Top 10 Insurers and as of any date of determination a fraction (expressed as a percentage), the numerator of which is the portion of the aggregate amount of Receivables relating to the financing of insurance premiums of each Top Ten Insurer and the denominator of which is the aggregate amount of Receivables.

          "Transfer Agent and Registrar" is defined in Section 6.3 and shall initially be Trustee's Corporate Trust Office.

          "Transfer Date" means, unless otherwise specified in the related Supplement, with respect to any Series, the Business Day immediately prior to each Distribution Date.

          "Transferor" means Mellon Bank, N.A., a national banking association and any successors pursuant to Section 7.2.

          "Transferor Ineligible Account" is defined in subsection 2.4(d)(v).

          "Transferor Ineligible Receivable" is defined in subsection
2.4(d)(iii).

          "Transferor Interest" shall equal on any date of determination an amount equal to (a) the amount of Principal Receivables as of such date of determination, less (b) the Adjusted Aggregate Investor Amount on such date of determination, less (c) the outstanding amount of all Supplemental Certificates (and any purchased interest sold pursuant to subsection 6.9(d)) as of such date of determination, plus (d) the amount on deposit in the Excess Funding Account on such date of determination.

          "Transferor Percentage" means, on any date of determination, when used with respect to Principal Receivables, Finance Charge Receivables and Defaulted Receivables, a percentage equal to 100% minus the Aggregate Investor Percentage with respect to such categories of Receivables.

          "Transferor Servicing Fee" is defined in Section 3.2.

          "Trust" means the trust created by this Agreement, which shall be known as the Mellon Bank Premium Finance Loan Master Trust, and the corpus of which is the Trust Assets.

          "Trust Assets" means (i) the Receivables conveyed to the Trust from time to time; (ii) all monies due or to become due with respect to such Receivables, including all monies received from insurance companies and state insurance guaranty funds representing returns of Unearned Premiums, the proceeds from any guarantees issued by insurance agents with respect to the Receivables and other charges due on such Receivables; (iii) such amounts as may be from time to time deposited into the Collection Account, the Finance Charge Account, the Excess Funding Account, the Distribution Account and any Series Account;
(iv) any Enhancement issued with respect to any Series; (v) all of Transferor's rights under Receivables Purchase Agreement and (vi) the proceeds of all of the foregoing.

          "Trust Extension" is defined in subsection 12.1(a).

          "Trust Pay Out Event" is defined in Section 9.1.

          "Trust Termination Date" means the earliest to occur of (a) unless a Trust Extension shall have occurred, the First Business Day after the Distribution Date with respect to any Series following the date on which funds shall have been deposited in the Distribution Account or the applicable Series Account for the payment of Investor Holders of each Series then issued and outstanding sufficient to pay in full such Certificates (b), if a Trust Extension shall have occurred, the Extended Trust Termination Date (c) and April 7, 2020.

          "Trustee" means The First National Bank of Chicago, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee appointed as herein provided.

          "UCC" means the Uniform Commercial Code as in effect in any specified jurisdiction.

          "Undivided Interest" means the undivided interest in the Trust evidenced by an Investor Certificate.

          "Unearned Premium" shall mean, with respect to any Receivable, the portion, if any, of any insurance premium financed under the related Premium Finance Agreement that is considered unearned and is required under applicable law and/or the terms of the related insurance policy to be returned by the insurance company directly, or indirectly through an insurance broker or agent, to an Originator upon issuance to the related Obligor of a notice of cancellation of the related insurance policy, if such insurance policy is cancelable.

          "Variable Interest" means either of (a) any Investor Certificate that is designated as a variable funding certificate in the related Supplement and
(b) any purchased interest sold as permitted by subsection 6.9(d).

          "Vice President" when used with respect to the Trustee, means any Vice President, whether or not designated by a number or a word or words added before or after the title "Vice President."


          SECTION 1.2. Other Interpretive Provisions. With respect to any Series, all terms used and not defined herein are used as defined in the related Supplement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in Article 9 of the UCC as in effect in the Commonwealth of Pennsylvania and not otherwise defined in this Agreement are used as defined in that Article; (c) any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series; (d) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (e) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term "including" means "including without limitation"; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any Person include that Person's successors and assigns; and (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof. The agreements, representations and warranties of AFCO Credit and AFCO Acceptance and Mellon Bank, N.A. in this Agreement, in their respective capacities as Servicer and Transferor, shall be deemed to be its agreements, representations and warranties only so long as it remains a party to this Agreement in such capacity; provided, that any obligations of AFCO Credit, AFCO Acceptance and Mellon Bank, N.A. under this Agreement that arise out of any of their acts or omissions in the performance of their duties under this Agreement shall survive the termination of any such party as a party to this Agreement. The monthly Servicer certificate shall be in substantially the form of Exhibit B, with such changes as Servicer may determine to be necessary or desirable; provided that no such change shall serve to exclude information required by this Agreement or any Supplement. Servicer shall, upon mailing such determination, deliver to Trustee and each Rating Agency an Officer's Certificate to which shall be annexed the form of the related Exhibit, as so changed. Upon the delivery of such Officer's Certificate to Trustee, the related Exhibit, as so changed, shall for all purposes of this Agreement constitute such Exhibit. Trustee may conclusively rely upon such Officer's Certificate in determining whether the related Exhibit, as changed, conforms to the requirements of this Agreement.


          Section 1.3 Daily Allocation of Finance Charge Collections.

          (a) On each Business Day in each Monthly Period, the amount of Collections treated as Collections on Finance Charge Receivables ("Daily Finance Charge Collections") shall be an amount equal to the Finance Charge Collections in the immediately preceding Monthly Period divided by the number of Business Days in such Monthly Period.

          (b) Notwithstanding the foregoing, the Servicer may adopt a different method of determining the amount of Finance Charge Collections which in the good faith judgment of the Servicer is designed to more accurately reflect the amounts constituting Finance Charge Collections with notice to the Rating Agencies.

          SECTION 1.4. Daily Allocation of Principal Collections. For each Business Day in each Monthly Period, the amount of Collections treated as Collections on Principal Receivables ("Daily Principal Collections") shall equal the amount of Collections received by the Servicer on such day less the amount of Daily Finance Charge Collections for such day.


          SECTION 1.5. Servicer Obligation to True-Up. (a) On the Determination Date following each Monthly Period, the Servicer shall be obligated to adjust the amount that should have been recorded as Collections in respect of Principal Receivables and Finance Charge Receivables in accordance with the definitions of Principal Collections and Finance Charge Collections, respectively.

          (b) Notwithstanding the foregoing, the Servicer may adopt a different method of estimating the amount of Collections allocable to the Accounts which in the good faith judgment of the Servicer is designed to more accurately reflect the actual amounts being collected in respect thereof. The Servicer shall provide to each Rating Agency and to the Trustee written notice each time the Servicer adopts a different method of estimating such amounts.

          Sections 1.3, 1.4 and 1.5 shall only apply if Servicer is required to make daily deposits of Collections into the Collection Account pursuant to
Section 4.3.

                                   ARTICLE II.

                            CONVEYANCE OF RECEIVABLES


          SECTION 2.1. Conveyance of Receivables. (a) Transferor hereby transfers, assigns and otherwise conveys to Trustee, on behalf of the Trust, for the benefit of the Holders, without recourse, all of its right, title and interest in and to (i) the Initial Receivables, including the power of attorney included therein, (ii) the Transferor's security interest in the related Unearned Premiums, (iii) all monies due or to become due with respect to such Receivables on or after the Cut Off Date, including all monies received from insurance companies and state insurance guaranty funds representing returns of Unearned Premiums, the proceeds from any guarantees issued by insurance agents in respect of the Receivables and other charges, rebates or refunds due on such Receivables, (iv) its rights (but none of its obligations) under the Receivables Purchase Agreement and, (v) all proceeds of all of the foregoing (the property described in clauses (i) - (v) above being, the "Conveyed Property").

          (b) Transferor hereby transfers, assigns, and otherwise conveys to the Trustee, on behalf of the Trust, for the benefit of the Holders, without recourse, as of the related Addition Date, all of its right title and interest in and to (i) the Additional Receivables, including the power of attorney included therein, (ii) the Transferor's security interest in the related Unearned Premiums, (iii) all monies due or to become due with respect to such Additional Receivables on or after the related Addition Date, including all monies received from insurance companies and state insurance guaranty funds representing returns of Unearned Premiums, the proceeds of any guarantees issued by insurance agents in respect of the Additional Receivables and other charges, rebates or refunds due on such Additional Receivables, and (iv) all of the proceeds of the foregoing (the property described in clauses (i) - (iv) above being, the "Additional Property").

          (c) In connection with any transfer, assignment and conveyance pursuant to Section 2.1(a) or Section 2.1(b), Transferor agrees to record and file, at its own expense, a financing statement (including any continuation statements with respect to such financing statement when applicable) with respect to the Conveyed Property and the Additional Property meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the assignment of the Conveyed Property and the Additional Property to the Trust, and to deliver a file-stamped copy of such financing statement or continuation statement or other evidence of such filing to Trustee on or prior to the date of issuance of the Certificates (and in the case of any continuation statements filed pursuant to this Section 2.1, as soon as practicable after receipt thereof by Transferor). The foregoing transfer, assignment and conveyance to the Trust shall be made to Trustee, on behalf of the Trust, and each reference in this Agreement to such transfer, assignment and conveyance shall be construed accordingly.

          (d) In connection with any transfer pursuant to Section 2.1, Transferor agrees, at its own expense, (i) on or prior to the Initial Closing Date or the applicable Addition Date, as applicable to cause each of the Originators pursuant to the Receivables Purchase Agreement to indicate in its computer files that the related Receivables or the Additional Receivables, as applicable have been transferred to Transferor pursuant to the Receivables Purchase Agreement and then to Trustee, on behalf of the Trust, pursuant to this Agreement for the benefit of the Holders by identifying such Receivables or the Additional Receivables, as applicable as those that may be accessed on the applicable Originator's computer files through use of the procedure set forth on
Schedule I.

          (e) The parties intend that if, and to the extent that, any transfer pursuant to this Section 2.1 is not deemed to be a sale, Transferor shall be deemed hereunder to have granted to Trustee, on behalf of the Trust, for the benefit of the Holders, a first priority perfected security interest in all of Transferor's right, title and interest in, to and under the Conveyed Property and that this Agreement shall constitute a security agreement under applicable law.

          (f) Transferor covenants and agrees that with respect to any Receivable conveyed to the Trust it shall not transfer on any day any Receivable to the Trust which would cause as of such day, after giving effect to such transfer (i) an Excess Obligor Concentration Amount (as calculated on the Determination Date immediately preceding such day) to exist or be increased;
(ii) an Excess Insurer Concentration Amount (as calculated on the Determination Date immediately preceding such day) to exist or be increased; (iii) the Investment Grade Insurer Percentage (as calculated on the Determination Date immediately preceding such day) to be less than the Required Investment Grade Insurer Percentage; (iv) the Investment Grade Insurer Percentage (as calculated on the Determination Date immediately preceding such day) to be decreased, if on such day the Investment Grade Insurer Percentage is equal to or less than the Required Investment Grade Insurer Percentage; (v) the Top 10 Insurer Percentage (as calculated on the Determination Date immediately preceding such day) to exceed the Maximum Top Insurer Percentage; (vi) the Top 10 Insurer Percentage to be increased, if on such day the Top 10 Insurer Percentage (as calculated on the Determination Date immediately preceding such day) is equal to or greater than the Maximum Top 10 Insurer Percentage; and (vii) a breach of any Rating Agency Test specified in a Supplement.

          (g) On the date any Premium Finance Agreements are conveyed to the Transferor pursuant to the Receivables Purchase Agreement, the Transferor shall, prior to or simultaneously with conveying such Premium Finance Agreements to the Trust, add or cause to be added such Premium Finance Agreements to the Receivables Schedule as set forth in Schedule IV.

          (h) Notwithstanding anything to the contrary contained in Section 13.1, subsection 2.1(f) may be amended at any time by the Servicer, the Trustee and the Transferor with the consent of the Credit Enhancement Provider, but without the consent of the Holders, if the Rating Agency Condition has been satisfied with respect to such amendment.

          Pursuant to the request of Transferor, Trustee shall cause Certificates in authorized denominations evidencing the entire interest in the Trust to be duly authenticated and delivered to or upon the order of Transferor pursuant to Section 6.2.


          SECTION 2.2. Acceptance by Trustee. (a) Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest previously held by Transferor in and to the Conveyed Property, and declares that it shall maintain such right, title and interest, upon the Trust herein set forth, for the benefit of all Holders. Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, Transferor delivered to Trustee the Receivables Schedule referred to in subsection 2.1(d).

          (b) Trustee agrees not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche lists delivered to Trustee by the Originators or the Transferor pursuant to Sections 2.1, and 2.6 except as is required in connection with the performance of its duties hereunder or in enforcing the rights of the Holders or to a Successor Servicer appointed pursuant to Section 10.2, as mandated pursuant to any Requirement of Law applicable to Trustee or as requested by any Person in connection with financing statements filed with the Trust. Trustee agrees to take such measures as shall be reasonably requested by Transferor to protect and maintain the security and confidentiality of such information, and, in connection therewith, shall allow Transferor to inspect Trustee's security and confidentiality arrangements from time to time during normal business hours. In the event that Trustee is required by law to disclose any such information, Trustee shall provide Transferor with prompt written notice, unless such notice is prohibited by law, of any such request or requirement so that Transferor may request a protective order or other appropriate remedy. Trustee shall make best efforts to provide Transferor with written notice no later than five days prior to any disclosure pursuant to this subsection 2.2(b).

          (c) Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

          SECTION 2.3. Representations and Warranties of Transferor. Transferor hereby represents and warrants to the Trust as of the Initial Closing Date and as of any Addition Date:

          (a) Organization and Good Standing. Transferor is a national banking association duly organized and validly existing in good standing under the laws of the United States and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and to execute and deliver to Trustee the Certificates pursuant hereto.

          (b) Due Qualification. Transferor is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to Transferor required under Federal and Pennsylvania law (including any necessary licenses required under the Licensing Laws of each Permitted State).

          (c) Transferor`s Deposit Accounts. As of the Initial Closing Date, deposits in Transferor's deposit accounts were insured to the limits provided by law by BIF.

          The representations and warranties set forth in this Section 2.3 shall survive the transfer and assignment of the respective Receivables to the Trust and any termination of the rights and obligations of Servicer pursuant to
Section 10.1. Transferor hereby represents and warrants to the Trust, with respect to any Series of Certificates, as of its Closing Date, unless otherwise stated in the related Supplement, that the representations and warranties of Transferor set forth in this Section 2.3 are true and correct as of such date (and for purposes of such representations and warranties, (x) "Certificates" means the Certificates issued on the related Closing Date and (y) references to the Initial Closing Date shall be deemed to refer to that Closing Date). Upon discovery by Transferor, Servicer or Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

          SECTION 2.4. Representations and Warranties of Transferor Relating to this Agreement, the Receivables Purchase Agreement and the Receivables

          (a) Binding Obligation; Valid Transfer and Assignment. Transferor hereby represents and warrants to the Trust that, as of the Initial Closing Date and as of any Addition Date:

                  (i) The execution and delivery of this Agreement and the Receivables Purchase Agreement by Transferor and the consummation of the transactions provided for in this Agreement and the Receivables Purchase Agreement have been duly authorized by Transferor by all necessary corporate action on its part, and this Agreement and the Receivables Purchase Agreement will remain, from the time of its execution, an official record of Transferor.

                  (ii) This Agreement and the Receivables Purchase Agreement constitute legal, valid and binding obligations of Transferor, enforceable against Transferor in accordance with their terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                  (iii) No Conflict. The execution and delivery of this Agreement, the Certificates and the Receivables Purchase Agreement, the performance of the transactions contemplated by this Agreement, the Certificates and the Receivables Purchase Agreement and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Transferor is a party or by which it or any of its properties are bound.

                  (iv) No Violation. The execution and delivery of this Agreement, the Certificates and the Receivables Purchase Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof will not conflict with or violate any Requirements of Law applicable to Transferor.

                  (v) This Agreement constitutes either (A) a valid transfer, assignment and conveyance to Trustee, on behalf of the Trust, for the benefit of the Holders, of all right, title and interest of Transferor in and to the Conveyed Property and any Additional Property all of which will be held by Trustee on behalf of the Trust, free and clear of any Lien of any Person claiming through or under Transferor or any of its Affiliates, except for (i) Liens permitted under subsection 2.5(b), (ii) the Transferor Interest and
         (iii) Transferor's right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and the Excess Funding Account, or any Series Account as provided in this Agreement and any related Supplement or (B) a grant of an enforceable security interest (as defined in the UCC as in effect in the Commonwealth of Pennsylvania) in the Conveyed Property and any Additional Property. If this Agreement constitutes the grant of a security interest to the Trust in the Conveyed Property and any Additional Property, upon the filing of the financing statement described in Section 2.1, the Trust shall have a first priority perfected security interest in such property, except for Liens permitted under subsection 2.5(b). Neither Transferor nor any Person claiming through or under Transferor shall have any claim to or interest in the Excess Funding Account, the Finance Charge Account, the Distribution Account or any Series Account, except for Transferor's rights to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and Excess Funding Account as provided in this Agreement (or, if applicable, any Series Account as provided in any Supplement) and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of Transferor in such property as a debtor for purposes of the UCC as in effect in the Commonwealth of Pennsylvania.

                  (vi) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of Transferor, threatened against Transferor before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, the Certificates or the Receivables Purchase Agreement, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Certificates or the Receivables Purchase Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Transferor, would materially and adversely affect the performance by Transferor of its obligations under this Agreement, the Certificates or the Receivables Purchase Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Certificates or (v) seeking to affect adversely the income tax attributes of the Trust.

                  (vii) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement, the Certificates and the Receivables Purchase Agreement, the performance of the transactions contemplated by this Agreement, the Certificates and the Receivables Purchase Agreement and the fulfillment of the terms hereof, have been obtained.

                  (viii) Receivables Schedule. The related Receivables Schedule, as of any date, is an accurate and complete listing in all material respects of all the Receivables conveyed to the Trust on or prior to such date and the information contained therein with respect to the identity of each Receivable is true and correct in all material respects as of the date such Receivables are conveyed to the Trust. As of November 30, 1996, the Aggregate Receivables in all the Accounts was $614,886,198.16, of which $600,754,711.61 were Principal Receivables.

          (b) Eligibility of Receivables. Transferor hereby represents and warrants to the Trust as of the Cut Off Date, with respect to the Initial Receivables, and as of the related Addition Date with respect to the Additional
Receivables:

                    Each Receivable conveyed to the Trust on such date is an Eligible Receivable.

                    Each Receivable then existing has been conveyed to the Trust free and clear of any Lien of any Person claiming through or under Transferor or any of its Affiliates (other than Liens permitted under subsection 2.5(b)) and in compliance, in all material respects, with all Requirements of Law applicable to Transferor.

          (c) Notice of Breach. The representations and warranties set forth in this Section 2.4 shall survive the transfer and assignment of the respective Receivables to the Trust. Upon discovery by Transferor, Servicer or Trustee of a breach of any of the representations and warranties set forth in this Section 2.4, the party discovering such breach shall give prompt written notice to the other parties mentioned above. Transferor agrees to cooperate with Servicer and Trustee in attempting to cure any such breach.

          (d) Transfer of Ineligible Receivables.

                  (i) Automatic Removal. In the event of a breach with respect to a Receivable of any representations and warranties set forth in subsection 2.4(b)(ii), and if any of the following two conditions is met: (A) as a result of such breach such Receivable is charged off as uncollectible or the Trust's rights in, to or under such Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien or (B) the Lien upon the subject Receivable (1) arises in favor of the United States of America or any State or any agency or instrumentality thereof and involves taxes or liens arising under Title IV of ERISA or (2) has been consented to by Transferor; then, upon the earlier to occur of the discovery of such breach or event by Transferor or Servicer or receipt by Transferor of written notice of such breach given by Trustee, such Receivable shall be automatically removed from the Trust on the terms and conditions set forth in subsection 2.4(d)(iii).

                  (ii) Removal After Cure Period. In the event of a breach of
         (i) the representation and warranty set forth in subsection 2.4(b)(i), and as a result of such breach the related Receivable becomes a Defaulted Receivable or the Trust's rights in, to or under a Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien, then, upon the expiration of 60 days (or such longer period as may be agreed to by Trustee in its sole discretion, but in no event later than 120 days) from the earlier to occur of the discovery of any such event by either Transferor or Servicer, or receipt by Transferor of written notice of any such event given by Trustee or (ii) the covenants or agreements contained in subsection 2.1(f), then upon the expiration of 15 days from the earlier to occur of the discovery of any such event by either Transferor or Servicer, or receipt by Transferor of written notice of any such event given by Trustee, then such Receivable shall be removed from the Trust on the terms and conditions set forth in subsection 2.4(d)(iii); provided that no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been created on such day.

                  (iii) Procedures for Removal. When the provisions of subsection 2.4(d)(i) or 2.4(d)(ii) require removal of a Receivable, Transferor shall, subject to subsection 2.4(d)(v), accept reassignment of such Receivable (a "Transferor Ineligible Receivable") by directing Servicer to deduct the Aggregate Receivable Balance of each Transferor Ineligible Receivable from the Aggregate Receivables in the Trust (to the extent previously included therein) as of such date. On and after the date of such removal, the principal portion of each Transferor Ineligible Receivable shall be deducted from the aggregate amount of Principal Receivables used in the calculation of any Investor Percentage, the Transferor Percentage or the Transferor Interest. If the exclusion of a Transferor Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be reduced below zero or would otherwise not be permitted by law, Transferor shall promptly, and in no event later than 10 Business Days after such event, make a deposit in the Excess Funding Account (for allocation as Principal Collections received on the day of deposit) in immediately available funds prior to the next succeeding Transfer Date in an amount equal to the amount by which the Transferor Interest would be reduced below zero. Upon the removal of any Transferor Ineligible Receivable (and the mailing of any deposit required above), the Trust shall automatically and without further action be deemed to transfer, assign and otherwise convey to Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such each Ineligible Receivable, all monies due or to become due with respect to each Ineligible Receivable and all proceeds of each Receivable arising under such Ineligible Account and Recoveries relating to such Transferor Ineligible Receivable. Each reassigned Receivable shall be treated by the Trust as collected in full as of the date on which it was transferred. Trustee shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by Transferor to evidence the conveyance of such Transferor Ineligible Receivable pursuant to this subsection 2.4(d)(iii). The obligation of Transferor set forth in this subsection 2.4(d)(iii), shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced subsections with respect to such Receivable available to the Holders or Trustee on behalf of the Holders.

                  (iv) Proceeds Held by Servicer. For the purposes of subsection 2.4(d)(i) above, proceeds of a Receivable shall not be deemed to be impaired hereunder solely because such proceeds are held by Servicer (if Servicer is an Originator).

                  (v) Reassignment of all Receivables in Account. In the event for administrative reasons, the Transferor is unable to segregate the Transferor Ineligible Receivables from other Receivables in the related Account (a "Transferor Ineligible Account"), then all the Receivables in such Transferor Ineligible Account shall be treated as Transferor Ineligible Receivables and the Transferor shall be obligated to accept reassignment of all such Receivables in such Transferor Ineligible Account.

          (e) Reassignment of Trust Portfolio. If any of the representations and warranties set forth in subsection 2.4(a) is not true and correct in any material respect when made and such breach has a material adverse effect upon the interest of the Holders in the Receivables, then either Trustee or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest, by notice then given in writing to Transferor (and to Trustee and Servicer, if given by the Investor Holders), may direct Transferor to accept reassignment of all Principal Receivables within 60 days of such notice (or within such longer period as may be specified in such notice), and Transferor shall accept reassignment of such Principal Receivables on a Distribution Date specified by Transferor (such Distribution Date, the "Reassignment Date") occurring within such applicable period on the terms and conditions set forth below; provided that no such reassignment shall be required to be made if, at any time during such applicable period, the representations and warranties contained in subsection 2.4(a) shall then be true and correct in all material respects. Transferor shall deposit on the Transfer Date (in New York Clearing House, next day funds) preceding the Reassignment Date an amount equal to the reassignment deposit amount for such Receivables in the Distribution Account or Series Account, as provided in the related Supplement, for distribution to the Investor Holders pursuant to Article XII. The reassignment deposit amount with respect to each Series for such reassignment, unless otherwise stated in the related Supplement, shall be equal to (i) the Investor Interest of such Series at the end of the day on the last day of the Monthly Period preceding the Reassignment Date, less the amount, if any, previously allocated for payment of principal to such Holders on the related Distribution Date in the Monthly Period in which the Reassignment Date occurs, plus (ii) an amount equal to all interest accrued but unpaid on the Investor Certificates of such Series at the applicable interest rate through such last day, less the amount if any, previously allocated for payment of interest to the Holders of such Series on the related Distribution Date in the Monthly Period in which the Reassignment Date occurs. Payment of the reassignment deposit amount with respect to each Series, and all other amounts in the Distribution Account or the applicable Series Account in respect of the preceding Monthly Period, shall be considered a prepayment in full of the Receivables represented by the Investor Certificates. On the Distribution Date following the Transfer Date on which such amount has been deposited in full into the Distribution Account or the applicable Series Account, the Receivables and all monies due or to become due with respect to such Receivables and all proceeds of the Receivables and Recoveries relating to such Receivables shall be released to Transferor after payment of all amounts otherwise due hereunder on or prior to such dates and Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by and as are reasonably requested by Transferor to vest in Transferor, or its designee or assignee, all right, title and interest of the Trust in and to the Receivables, all monies due or to become due with respect to such Receivables and all proceeds of the Receivables and Recoveries and relating to such Receivables. If Trustee or the Investor Holders give notice directing Transferor to accept reassignment as provided above, the obligation of Transferor to accept reassignment of the Receivables and pay the reassignment deposit amount pursuant to this subsection 2.4(e) shall constitute the sole remedy respecting a breach of the representations and warranties contained in clause (ii) or (viii) of subsection 2.4(a) available to the Investor Holders or Trustee on behalf of the Investor Holders.


          SECTION 2.5. Covenants of Transferor. Transferor hereby covenants that:

          (a) Receivables to be General Intangibles. Transferor will take no action to cause any Receivable to be anything other than a general intangible as defined under the UCC of the Commonwealth of Pennsylvania.

          (b) Security Interests. Except for the conveyances hereunder, Transferor shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; Transferor shall immediately notify Trustee of the existence of any Lien on any Receivable; and Transferor shall defend the right, title and interest of the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under Transferor; provided that nothing in this subsection 2.5(b) shall prevent or be deemed to prohibit Transferor from suffering to exist upon any of the Receivables any Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

          (c) Receivable Allocations.

                  (i) If Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including by reason of the application of the provisions of Section 9.2 or an order by any Federal governmental agency having regulatory authority over Transferor or any court of competent jurisdiction that Transferor not transfer any additional Principal Receivables to the Trust) then, in any such event: (A) Transferor agrees to allocate and pay to the Trust, after the date of such inability, all Principal Collections, and all amounts which would have constituted Principal Collections but for Transferor's inability to transfer such Receivables (up to an aggregate amount equal to the amount of Principal Receivables in the Trust on such date); (B) Transferor agrees to have such amounts applied as Collections in accordance with Article IV; and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B), Principal Receivables (and all amounts which would have constituted Principal Receivables but for Transferor's inability to transfer Receivables to the Trust) that are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with
         Article IV, and all amounts that would have constituted Principal Receivables but for Transferor's inability to transfer Receivables to the Trust shall be deemed to be Principal Receivables for the purpose of calculating (i) the applicable Investor Percentage with respect to any Series and (ii) the Aggregate Investor Percentage thereunder. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables that have been conveyed to the Trust, or that would have been conveyed to the Trust but for the above described inability to transfer such Receivables, shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.

                  (ii) If Transferor accepts reassignment of an Ineligible Receivable pursuant to subsection 2.4(d), then, in any such event, Transferor agrees to account for payments received with respect to such Ineligible Receivable separately from its accounting for Collections on Principal Receivables retained by the Trust. If payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable of such Obligor reassigned to Transferor or to the Receivables of such Obligor retained in the Trust, then Transferor agrees to allocate payments proportionately based on the total amount of Principal Receivables of such Obligor retained in the Trust and the total amount owing by such Obligor on any Ineligible Receivables reassigned to Transferor, and the portion allocable to any Principal Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of Article IV.

          (d) Conveyance of Receivables. Transferor shall not convey, assign, exchange or otherwise transfer the Receivables to any Person prior to the termination of this Agreement pursuant to Article XII, except as provided in
Section 2.1; provided that Transferor shall not be prohibited hereby from conveying, assigning, exchanging or otherwise transferring the Receivables in connection with a transaction complying with the provisions of Section 7.2.

          (e) On each Determination Date, Transferor shall deliver to each Rating Agency an Insurer Schedule, dated as of such Determination Date.


          SECTION 2.6. Removal of Receivables. (a) Subject to the conditions set forth below, Transferor may, but shall not be obligated to, designate Receivables for deletion and removal ("Removed Receivables") from the Trust; provided that Transferor shall not make more than one such designation in any Monthly Period. On or before the fifth Business Day (the "Removal Notice Date") prior to the date on which the designated Removed Receivables will be reassigned by Trustee to Transferor (the "Removal Date"), Transferor shall give Trustee and Servicer written notice that the Removed Receivables are to be reassigned to Transferor.

          (b) Transferor shall be permitted to designate and require reassignment to it of the Removed Receivables only upon satisfaction of the following conditions:

                  (i) the removal of any Receivables on any Removal Date shall not, in the reasonable belief of Transferor, (a) cause a Pay Out Event to occur; provided that for the purposes of this subsection 2.6(b)(i), the Removed Receivables shall be considered to have been removed as of the Removal Date, (b) cause Transferor Interest as a percentage of the aggregate amount of Principal Receivables to be less than the Minimum Transferor Interest on such Removal Date, (c) cause the aggregate amount of Principal Receivables to be less than the Minimum Aggregate Principal Receivables, or (d) result in the failure to make any payment specified in the related Supplement with respect to any Series;

                  (ii) on or prior to the Removal Date, Transferor shall have delivered to Trustee for execution a written assignment substantially in the form of Exhibit C (the "Reassignment") and, within five Business Days thereafter, Transferor shall have delivered to Trustee a computer file or microfiche list containing a true and complete list of all Removed Receivables identified by account number and the aggregate amount of the Removed Receivables as of the Removal Date, which computer file or microfiche list shall as of the Removal Date modify and amend and be made a part of this Agreement;

                  (iii) Transferor shall represent and warrant that no selection procedures believed by Transferor to be materially adverse to the interests of the Holders were utilized in selecting the Removed Receivables to be removed from the Trust;

                  (iv) on or before the tenth Business Day prior to the Removal Date, each Rating Agency shall have received notice of such proposed removal of the Removed Receivables, and none of the Rating Agencies shall have informed the Transferor that the then current rating or the Certificate will be withdrawn or downgraded as a result of such removal;

                  (v) on any Removal Notice Date, the amount of the Principal Receivables to be reassigned to Transferor on the related Removal Date shall not equal or exceed 5% of the aggregate amount of the Principal Receivables on such Removal Date; provided, that if any Series has been paid in full, the removed Principal Receivables may approximate the Initial Investor Interest of such Series; and

                  (vi) Transferor shall have delivered to Trustee an Officer's Certificate confirming the items set forth in clauses (i) through (v).

          Upon satisfaction of the above conditions, Trustee shall execute and deliver the Reassignment to Transferor, and the Removed Receivables shall no longer constitute a part of the Trust. The Transferor hereby appoints AFCO Credit as administrative servicer and AFCO Credit hereby agrees to such appointment.


                                  ARTICLE III.
                          ADMINISTRATION AND SERVICING


          SECTION 3.1. Acceptance of Appointment as Servicer and Back-up
Servicer.

          (a) The Transferor hereby appoints AFCO Credit and AFCO Acceptance to act as Servicer under this Agreement and AFCO Credit and AFCO Acceptance hereby agree to such appointment. The Transferor hereby appoints PFSI and PFSIC to act as Back-up Servicer (with PFSI to act on all Permitted States except for California and PFSIC to act in California) under this Agreement and to act as Successor Servicer under this Agreement upon removal of the Servicer pursuant to
Section 10.2 and PFSI and PFSIC hereby agree to such appointment. Back- up Servicer hereby agrees to, upon its appointment as Successor Servicer, perform all of the duties of the Servicer under this Agreement (except as expressly stated otherwise herein). The Investor Holders and Credit Enhancement Provider of each Series, by their acceptance of the related Certificates and the issuance of the Credit Enhancement, consent to AFCO Credit and AFCO Acceptance acting as Servicer and PFSI and PFSIC acting as Back-up Servicer. The Back-up Servicer shall continue to act as Back-up Servicer under this Agreement until the earlier of (x) the removal or resignation of the Back-up Servicer pursuant to Sections
10.2 or 8.10 or (y) the initial Series Termination Date.

          (b) Servicer shall service and administer the Receivables and shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures for servicing insurance premium finance receivables comparable to the Receivables and in accordance with the Guidelines and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.1, Servicer is hereby authorized and empowered (i) to make withdrawals from the Collection Account as set forth in this Agreement, (ii) unless such power and authority is revoked by Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.1, to instruct Trustee to make withdrawals and payments, from the Finance Charge Account, the Excess Funding Account and any Series Account, in accordance with such instructions as set forth in this Agreement, (iii) unless such power and authority is revoked by Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.1, to instruct Trustee in writing, as set forth in this Agreement, (iv) to execute and deliver, on behalf of the Trust for the benefit of the Holders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables and (v) as long as the Originators are Servicer, to make any filing, reports, notices, applications, registrations with, and to seek any consents or authorizations from the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or state securities or reporting requirements. In the event the Originators are no longer Servicer, the Back-up Servicer shall upon written request of the Transferor supply to Transferor all necessary information reasonably available requested by Transferor in such written request for the preparation of the documents referred to in clause (v) and the Transferor shall make such filings, reports, notices, applications, registrations with, and seek any such consents or authorizations from the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable and comply with any such Federal or state securities or reporting requirements. Trustee agrees that it shall promptly follow the instructions of Servicer to withdraw funds from the Excess Funding Account, the Finance Charge Account or any Series Account and to take any action required under any Credit Enhancement at such time as required under this Agreement. Trustee shall execute at Servicer's written request such documents prepared by Transferor and acceptable to Trustee as may be necessary or appropriate to enable Servicer to carry out its servicing and administrative duties hereunder.

          (c) If Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including by reason of the application of the provisions of Section 9.2 or the order of any Federal governmental agency having regulatory authority over Transferor or any court of competent jurisdiction that Transferor not transfer any additional Principal Receivables to the Trust) then, in any such event, (A) Servicer agrees to allocate, after such date, all Collections with respect to Principal Receivables, and all amounts which would have constituted Collections with respect to Principal Receivables but for Transferor's inability to transfer such Receivables (up to an aggregate amount equal to the aggregate amount of Principal Receivables in the Trust as of such date) in accordance with subsection 2.5(c); (B) Servicer agrees to apply such amounts as Collections in accordance with Article IV, and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, Principal Receivables and all amounts which would have constituted Principal Receivables but for Transferor's inability to transfer Receivables to the Trust that are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV and all amounts which would have constituted Principal Receivables but for Transferor's inability to transfer Receivables to the Trust shall be deemed to be Principal Receivables for the purpose of calculating the applicable Investor Percentage thereunder. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust, or which would have been conveyed to the Trust but for the above described inability to transfer such Receivables, shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.

          (d) If Transferor accepts reassignment of an Ineligible Receivable pursuant to subsection 2.4(d) then, in any such event, Servicer agrees to account for payments received with respect to such Ineligible Receivable separately from its accounting for Collections on Principal Receivables retained by the Trust. If payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable of such Obligor reassigned to Transferor or to Receivables of such Obligor retained in the Trust, then Servicer agrees to allocate payments proportionately based on the total amount of Principal Receivables of such Obligor retained in the Trust and the total amount owing by such Obligor on any Ineligible Receivables purchased by Transferor, and the portion allocable to any Principal Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of Article IV.

          (e) Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by Servicer in connection with servicing other premium finance loans.

          (f) Servicer shall maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of premium finance loans covering such actions and in such amounts as Servicer believes to be reasonable from time to time.

          The relationship of the Servicer (and of any Successor Servicer other than the Trustee) to the Trustee under this Agreement is intended by the parties to be that of independent contractor and not that of a joint venture, partner or agent of the Trustee, including any act of the Servicer performed in the name of the Trustee.

          SECTION 3.2. Servicing Compensation and Back-up Servicing Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, Servicer shall be entitled to receive a servicing fee (the "Servicing Fee") prior to the termination of the Trust pursuant to Section 12.1. The Servicing Fee shall be payable, with respect to each Series, at the times and in the amounts set forth in the related Supplement. The Servicing Fee shall be allocated between the Investor Certificates (the "Investor Servicing Fee") and Transferor (the "Transferor Servicing Fee").

          As compensation for its agreement to act as a back-up servicer under this Agreement, Back-up Servicer shall be entitled to receive a back-up servicing fee until the earlier of (x) the termination of the Trust pursuant to
Section 12.1 and (y) the first date on which the Back-up Servicer is Servicer (in which case Back-up Servicer will be entitled to receive a Servicing Fee). The Back-up Servicing Fee shall be payable by the Transferor.

          So long as the Servicer is one of the Originators, Servicer's expenses include the amounts due to Trustee pursuant to Section 11.5 and the reasonable fees and disbursements of independent public accountants and all other expenses incurred by Servicer in connection with its activities hereunder; provided that Servicer (including the Back-up Servicer, if Servicer) shall not be liable for any liabilities, costs or expenses of the Trust, the Investor Holders or the Certificate Owners arising under any tax law, including any Federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith). Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Monthly Servicing Fee. In the event that Servicer is not one of the Originators, the Transferor will assume the obligation to pay the fees, expenses and disbursements of the accountants and Trustee referred to in the second preceding sentence.

          SECTION 3.3. Representations and Warranties of Servicer. Each of AFCO Credit and AFCO Acceptance, as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make the following representations and warranties on which Trustee has relied in accepting the Receivables in trust and in authenticating the Certificates issued on the Initial Closing Date and on any Addition Date:

          (a) Organization and Good Standing. Such Servicer or Successor Servicer, as applicable, is duly organized, validly existing and in good standing under the laws of the state of its incorporation and has full corporate power, authority and legal right to own its properties and conduct its premium finance loan business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

          (b) Due Qualification. Such Servicer or Successor Servicer, as applicable, is qualified to do business as a foreign corporation in good standing in any state where the conduct of its business (including the servicing of the Receivables as required by this Agreement) would require such qualification and has obtained all licenses and approvals (including any licenses or approvals under the Licensing Laws of a Permitted State) necessary in order to service the Receivables as required under Federal, state or local law. If after the Initial Closing Date either such Servicer or Successor Servicer, as applicable, shall be required by any Requirement of Law (including any Licensing Law of a Permitted State) to so qualify or register or obtain such license or approval, then it shall do so as soon as possible.

          (c) Due Authorization. The execution, delivery and performance of this Agreement have been duly authorized by such Servicer or Successor Servicer, as applicable, by all necessary corporate action on the part of such Servicer or Successor Servicer, as applicable, and this Agreement will remain, from the time of its execution, an official record of each of such Servicer or Successor Servicer, as applicable.

          (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of such Servicer or Successor Servicer, as applicable, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (e) No Violation. The execution and delivery of this Agreement by such Servicer or Successor Servicer, as applicable, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to such Servicer or Successor Servicer, as applicable, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to such Servicer or Successor Servicer, as applicable, or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which such Servicer or Successor Servicer, as applicable, is a party or by which it is bound.

          (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of such Servicer or Successor Servicer, as applicable, threatened against such Servicer or Successor Servicer, as applicable, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, seeking any determination or ruling that, in the reasonable judgment of Servicer, would materially and adversely affect the performance by such Servicer or Successor Servicer, as applicable, of their obligations under this Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

          (g) Compliance with Requirements of Law. Such Servicer or Successor Servicer, as applicable, shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Account in accordance with subsection 3.1(b), will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have a material adverse effect on the Holders or any Credit Enhancement Provider.

          SECTION 3.4. Reports and Records for Trustee. (a) Daily Reports. On each Business Day, Servicer, with prior notice, shall prepare and make available at the office of Servicer for inspection by Trustee a record setting forth (i) the aggregate amount of Collections processed by Servicer on the preceding Business Day and (ii) the aggregate amount of Receivables as of the close of business on the preceding Business Day; provided that Servicer shall be required to so report the information provided in clause (i) only at such times as Servicer is required to make deposits, payments and withdrawals on a daily basis, rather than on each Transfer Date, as permitted in Section 4.3(a).

          (b) Monthly Servicer's Certificate. Unless otherwise stated in the related Supplement with respect to any Series, on each Determination Date Servicer shall forward, as provided in Section 13.5, to Trustee, the Paying Agent, any Credit Enhancement Provider and each Rating Agency, a certificate of a Servicing Officer in the form of Exhibit A (which includes the Schedule thereto specified as such in each Supplement) as to such matters as are set forth in Exhibit A.

          SECTION 3.5. Annual Servicer's Certificate. On or before March 31 of each calendar year, beginning with March 31, 1997, Servicer will deliver, as provided in Section 13.5, to Trustee, any Credit Enhancement Provider and each Rating Agency, an Officer's Certificate substantially in the form of Exhibit C stating that (a) a review of the activities of Servicer during the twelve-month period ending on December 31 of the immediately prior calendar year, or for the initial period, from the Closing Date until December 31, 1996, and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, Servicer has fully performed all its obligations under this Agreement throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. In the event that Back-up Servicer becomes Servicer, the Officer's Certificate that such Successor Servicer delivers to the Trustee pursuant to this Section 3.5, which relates to the year in which Back-up Servicer became Servicer, will only relate to the portion of the year that Back-up Servicer acted as Servicer. A copy of such certificate may be obtained by any Investor Holder by a request in writing to Trustee addressed to the Corporate Trust Office.

          SECTION 3.6. Annual Independent Accountants' Servicing Repor (a) On or before March 31 of each calendar year, beginning with March 31, 1998, Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to Servicer or Transferor) to furnish, as provided in Section 13.5, a report to Trustee, any Credit Enhancement Provider and each Rating Agency, to the effect that such firm has examined certain documents and records relating to the servicing of Receivables under this Agreement, compared the information contained in Servicer's certificates delivered pursuant to subsection 3.4(b) during the period covered by such report with such documents and records and that, on the basis of such examination, such firm is of the opinion (assuming the accuracy of any reports generated by Servicer's third party agents) that such servicing was conducted in compliance with the terms and conditions as set forth in Articles III and IV and
Section 8.8 of this Agreement during the period covered by such report (which shall be the prior calendar year, or the portion thereof falling after the Initial Closing Date), except for such exceptions, errors or irregularities as such firm shall believe to be immaterial to the assets of the Trust and such other exceptions, errors or irregularities as shall be set forth in such reports. Unless otherwise provided with respect to any Series in the related Supplement, a copy of such report may be obtained by any Investor Holder by a request in writing to Trustee addressed to the Corporate Trust Office.

          (b) On or before March 31 of each calendar year, beginning with March 31, 1998, Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to Servicer or Transferor) to furnish, as provided in Section 13.5, a report, prepared using generally accepted auditing standards, to Trustee and each Rating Agency to the effect that they have compared the mathematical calculations of each amount set forth in the monthly certificates forwarded by Servicer pursuant to subsection 3.4(b) during the period covered by such report (which shall be the prior calendar year, or the portion thereof falling after the Initial Closing Date), with Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such firm is of the opinion that such amounts are in agreement, except for such exceptions as it believes to be immaterial to the assets of the Trust and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Investor Holder by a request in writing to Trustee addressed to the Corporate Trust Office.

          SECTION 3.7. Tax Treatment. Transferor has structured this Agreement and the Investor Certificates with the intention that the Investor Certificates will qualify under applicable Federal, state, local and foreign tax law as indebtedness. Transferor, Servicer, each Investor Holder, and each Certificate Owner, agree to treat and to take no action inconsistent with the treatment of the Investor Certificates (or beneficial interest therein) as indebtedness for purposes of Federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Investor Holder, by acceptance of its Certificate and each Certificate Owner, by acquisition of a beneficial interest in a Certificate, agree to be bound by the provisions of this Section
3.7. Nothing contained in the foregoing or elsewhere in this Agreement shall, however, be deemed to prohibit Transferor to make any election that may in the future be available to it under the Internal Revenue Code to have the Trust or any Series treated as a "financial asset securitization investment trust" (or similar entity), so long as prior to the effectiveness of that election Transferor delivers to Trustee an Opinion of Counsel to the effect that the election (a) will not cause the Trust to be classified, for Federal income tax purposes, as an association (or publicly traded partnership) taxable as a corporation and (b) will not cause or constitute an event in which gain or loss would be recognized by any Investor Holder.

          SECTION 3.8. Notices to Transferor. Servicer or any Successor Servicer pursuant to Section 10.2 shall deliver or make available to Transferor each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.4, 3.5 and 3.6.

          SECTION 3.9. Reports to the Commission. Servicer (or Transferor, if Back-up Servicer is Servicer), shall, on behalf of the Trust cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder. Transferor shall, at the expense of Servicer, cooperate in any reasonable request of Servicer in connection with such filings.

          SECTION 3.10. Covenants of Servicer. (a)(i) The Servicer shall not take any action which would impair, with respect to each Receivable originated on or before February 1, 1997, each Originator's first priority perfected security interest in the Unearned Premiums securing such Receivables and with respect to each Receivable originated after February 1, 1997, the Trust's first priority perfected security interest in the Unearned Premiums securing such Receivables, (ii) Servicer shall not impair the rights of the Certificateholders in any Receivable, (iii) so long as the Originators are Servicer, Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and Servicer (including Back-up Servicer, if Servicer), shall follow such collection procedures as it follows with respect to all comparable insurance premium finance loans that it services and (iv) Servicer will not voluntarily increase or decrease the number or amount of any scheduled payment, or the principal balance of a Receivable or the annual percentage rate of a Receivable, or extend, rewrite or otherwise modify the payment terms; provided, however, Servicer may (i) extend the term of any Receivable, but not past the maturity date of the related insurance policies and (ii) change the installment due date in the related Premium Finance Agreement one time during the term of a Receivable, provided that such a change does not result in extending the maturity of such Receivable for more than 30 days or past the maturity date of the related insurance policies or materially adversely affecting the Trust or the Certificateholders.

          (b) Removal After Cure Period. In the event of a breach of any of the covenants set forth in (i) subsections 3.10(a)(ii), (iii) and (iv) and as a result of such breach the related Receivable becomes a Defaulted Receivable or the Trust's rights in, to or under such Receivable in such Account or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien, then, upon the expiration of 60 days (or such longer period as may be agreed to by the Trustee in its sole discretion, but in no event later than 120 days) from the earlier to occur of the discovery of any such event by either Transferor or Servicer, or receipt by Servicer of written notice of any such event given by Trustee or (ii) subsection 3.10(a)(i), then, upon the expiration of 15 days from the earlier to occur of the discovery of any such event by either Transferor or Servicer, or receipt by Servicer of written notice of any such event given by Trustee, then, subject to subsection 3.10(d), such Receivable shall be removed from the Trust on the terms and conditions set forth in subsection 3.10(c).

          (c) Procedures for Removal. When the provisions of subsection 3.10(b) and subsection 3.13(b) require removal of a Receivable, Servicer shall, subject to subsection 3.13(c), accept assignment of such Receivable (a "Servicer Ineligible Receivable" and together with any Transferor Ineligible Receivable, an "Ineligible Receivable") by depositing into the Collection Account on the applicable Determination Date an amount equal to the principal portion of each such Receivable and deducting such amount from the Principal Receivables in the Trust (to the extent previously included therein). Deposits of any amounts into the Collection Account pursuant to this subsection 3.10(c) shall be treated for all purposes of this Agreement as Principal Collections. Upon the removal of such Servicer Ineligible Receivables (and the making of any deposit required above), the Trust shall automatically and without further action be deemed to transfer, assign, and otherwise convey to Servicer, without recourse, representation or warranty, all the right, title and interest of the Trust in and to each Servicer Ineligible Receivable all monies due or to become due with respect to each Servicer Ineligible Receivable and all proceeds of such Servicer Ineligible Receivable and Recoveries relating to such Servicer Ineligible Receivable. Such reassigned Receivables shall be treated by the Trust as collected in full as of the date on which it was transferred. Trustee shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by Servicer to evidence the conveyance of each Servicer Ineligible Receivable pursuant to this subsection 3.10(c) in each case without recourse, representation or warranty. The obligation of Servicer set forth in this subsection 3.10(c), shall constitute the sole remedy respecting any breach set forth in the above-referenced subsections with respect to such Receivable available to the Holders or Trustee on behalf of the Holders.

          (d) Indemnity. If a Back-up Servicer is Servicer and the provisions of subsection 3.10(c) would, but for this subsection 3.10(d), require it to accept assignment of any Receivable, the Back-up Servicer shall indemnify the Trust from and against any losses suffered or sustained by the Trust by reason of the related breach of subsection 3.10(a).

          SECTION 3.11. Representations and Warranties of Back-up Servicer. PFSI and PFSIC, as initial Back-up Servicer, hereby makes, and any successor Back-up Servicer by its appointment hereunder shall make the following representations and warranties on which Trustee has relied in accepting the Receivables in trust and in authenticating the Certificates issued on the Initial Closing Date:

          (a) Organization and Good Standing. The Back-up Servicer is duly organized, validly existing and in good standing under the laws of the state of its incorporation and has full corporate power, authority and legal right to own its properties and conduct its premium finance loan business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

          (b) Due Qualification. The Back-up Servicer is qualified to do business as a foreign corporation in good standing in any state where the conduct of its business (including the servicing of insurance premium finance contracts in the Permitted States) would require such qualification and has obtained all licenses and approvals (including any licensing or approvals under the Licensing Laws of a Permitted State) necessary in order to service the Receivables as required under Federal, state or local law. If the Back-up Servicer shall be required by any Requirement of Law (including any Licensing Law of a Permitted State) to so qualify or register or obtain such license or approval, then it shall do so as soon as possible.

          (c) Due Authorization. The execution, delivery and performance of this Agreement has been duly authorized by Back-up Servicer by all necessary corporate action on the part of Back- up Servicer and this Agreement will remain, from the time of its execution, an official record of Back-up Servicer.

          (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of Back-up Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (e) No Violation. The execution and delivery of this Agreement by Back-up Servicer, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to Back-up Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to Back-up Servicer, or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Back- up Servicer, is a party or by which it is bound.

          (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of Back-up Servicer, threatened against Back-up Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, seeking any determination or ruling that, in the reasonable judgment of Back-up Servicer, would materially and adversely affect the performance by Back- up Servicer, of its obligations under this Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

          SECTION 3.12. Back-Up Servicer Covenant. The Back-up Servicer hereby covenants and agrees that it will use its best efforts to be licensed under or exempt from the Licensing Laws of the Permitted States in which it is licensed as of the Initial Closing Date. Upon the discovery by the Back-up Servicer that it is not licensed under or exempt from the Licensing Laws of any Permitted State for a period of 30 days, the Back-up Servicer shall deliver written notice of such fact to the Transferor, the Servicer and the Trustee. The Transferor shall terminate the Back-up Servicer 15 days after receipt of such notice, unless prior to such time the Transferor is furnished with an opinion of counsel which states that the absence of such license or exemption would not, if the Back-up Servicer were the Servicer on such date, (x) cause any of the Receivables in such state to be unenforceable, (y) subject the Trust or the Trustee to any civil or criminal penalties, sanctions or taxes or (z) materially and adversely affects the ability of the Transferor, the Trustee or the Back-up Servicer to perform their obligations under this Agreement.

          SECTION 3.13. Servicer Licensing Covenant. (a) The Servicer (so long as an Originator is a Servicer) hereto covenants and agrees to comply with the Licensing Laws of each State where the stated address of any borrower under the Receivables conveyed to the Trust is located (excluding receivables with zero balances, Defaulted Receivables or receivables that have been removed from the Trust) and to cause the Transferor, the Trustee and the Trust to at all times be in compliance with such Licensing Laws.

          (b) In the event of a breach of Section 3.13(a) that (x) results in Receivables in such state being unenforceable, (y) results in the Transferor, Trustee or the Trust being subjected to any civil or criminal penalties, sanctions or taxes or (z) materially and adversely affects the ability of the Servicer, the Transferor, the Trustee or the Trust to perform their respective obligations under this Agreement, then either the Servicer shall remove such Receivables in the manner provided in Section 3.10(c) or indemnify the Transferor, the Trustee and the Trust for any losses suffered by any of them as a result of such noncompliance within 15 days of receipt of notice of any such loss.

          (c) In the event for administrative reasons the Servicer is unable to identify or segregate Servicer Ineligible Receivables from other Receivables in the related Account (a "Servicer Ineligible Account"), then all the Receivables in such Servicer Ineligible Account shall be treated as Servicer Ineligible Receivables and the Servicer will be obligated to remove all of the Receivables in such Servicer Ineligible Account.

          SECTION 3.14. Custody of Premium Finance Agreements. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trust, upon the execution and delivery of this Agreement, revocably appoints the Servicer, and the Servicer accepts such appointment, to act as the agent of the Trust and as custodian of the Premium Finance Agreements conveyed to the Trust, each of which is hereby constructively delivered to the Trust.

          SECTION 3.15. Duties of Servicer as Custodian. (a) Safekeeping. The Servicer, in its capacity as custodian, shall hold the Premium Finance Agreements conveyed to the Trust on behalf of the Trust for the use and benefit of the Trust and maintain such accurate and complete accounts, records and computer systems pertaining to the Receivables as shall enable the Trustee to comply with its obligations pursuant to this Agreement.

          (b) Maintenance of and Access to Records. The Servicer, in its capacity as custodian, agrees to maintain the Premium Finance Agreements conveyed to the Trust at the office(s) listed in Schedule II, or at such of its offices as shall from time to time be identified to the Trustee by written notice. The Servicer, in its capacity as custodian, may temporarily move individual Premium Finance Agreements without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures, but shall promptly return such Premium Finance Agreements as soon as practicable after it is no longer needed for such purpose to such office or office(s).

          The Servicer, in its capacity as custodian, shall make available to the Trustee, or its duly authorized representatives, attorneys or auditors, the Premium Finance Agreements conveyed to the Trust and the related accounts, records and computer systems maintained by the Servicer at such times during normal operating hours as the Trust shall reasonably instruct which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations.

          (c) Release of Documents. Upon written instruction from the Trust, the Servicer, in its capacity as custodian, shall release or cause to be released any Premium Finance Agreements conveyed to the Trust, the Trust's agent or the Trust's designee, as the case may be, at such place or places as the Trust may designate, as soon as practicable. The Servicer, in its capacity as custodian, shall not be responsible for any loss occasioned by the failure of the Trust, its agent or its designee to return any document or any delay in doing so.

          SECTION 3.16. Instruction; Authority to Act. The Servicer shall be deemed to have received proper instructions from the Trustee with respect to the Premium Finance Agreements upon its receipt of written instructions signed by a Responsible Officer. A certified copy of a by- law or of a resolution of the board of directors of the Trustee, as applicable, shall constitute conclusive evidence of the authority of such Responsible Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Trust.

          SECTION 3.17. Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Initial Closing Date and shall continue in full force and effect until the earlier of the termination of the Servicer pursuant to Section 10.2 or such appointment is terminated pursuant to this Section 3.17 or until this Agreement shall be terminated. The Servicer may perform its duties as custodian through one or more agents, which agents may maintain physical possession of Premium Finance Agreements as agent for the Servicer acting as custodian. The Trust may terminate the Servicer's appointment as custodian at any time with cause upon written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Premium Finance Agreements to the Trust or the Trust's agent at such place or places as the Trust may reasonably designate. The Servicer shall cooperate with the Trust in making the transfer and shall bear all of the Servicer's costs and expenses with respect to such transfer, but the Trust shall bear the actual costs and expenses of packing and transporting the Premium Financing Agreements to the location designated by the Trust. Notwithstanding the termination of the Servicer as custodian, the Trust agrees that upon any such termination, the Trust shall provide, or cause its agent to provide, access to the Premium Finance Agreements to the Servicer for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Premium Finance Agreements hereunder.

          Sections 3.14, 3.15, 3.16 and 3.17 shall not apply to the Back-up Servicer, if it is Servicer.

          SECTION 3.18. AFCO Credit to act as Servicer. AFCO Credit may act on behalf of AFCO Acceptance in the performance of the duties of Servicer under this Agreement in all cases except for the servicing of the Receivables which have Obligors with a stated address in the applicable Premium Finance Agreement located in California.

                                     ARTICLE IV.

                      RIGHTS OF HOLDERS AND ALLOCATION AND
                           APPLICATION OF COLLECTIONS


          SECTION 4.1. Rights of Holders. Each Series of Investor Certificates shall represent Undivided Interests in the Trust, including the benefits of any Credit Enhancement issued with respect to such Series and the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be deposited in the Investor Accounts and any other Series Account (if so specified in the related Supplement) or to be paid to the Investor Holders of such Series. The aggregate interest represented by such Certificates in the Principal Receivables at any time shall not exceed an amount equal to the Investor Interest at such time. Transferor shall own the remaining undivided interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be paid on account of the Transferor Interest. Transferor' s aggregate interest in the Principal Receivables at any time shall not exceed the Transferor Interest at such time and Transferor shall not have any interest in the Investor Accounts, except as provided in this Agreement, or the benefits of any Credit Enhancement issued with respect to any Series.

          SECTION 4.2. Establishment of Accounts. (a) The Collection Account. Servicer, for the benefit of the Holders, shall establish and maintain in the name of Trustee, on behalf of the Trust, a non-interest bearing segregated account (the "Collection Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Holders, or shall cause such Collection Account to be established and maintained, with an office or branch of (i) a depository institution or trust company (which may include Trustee, Servicer or an Affiliate of Servicer) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia and with deposit insurance provided by BIF or SAIF; provided that at all times the certificates of deposit, short-term deposits or commercial paper or the long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from Moody's and Standard & Poor's of at least P-1 and A-1, respectively, in the case of the certificates of deposit, short-term deposits or commercial paper, or a rating from Moody's of at least Aa3 and from Standard & Poor's of at least AA- in the case of the long-term unsecured debt obligations, or (ii) a depository institution, which may include Trustee, which is acceptable to each Rating Agency (any of the foregoing being a "Qualified Institution"). Pursuant to authority granted to it pursuant to subsection 3.1(b), Servicer shall have the revocable power to withdraw funds from the Collection Account for the purposes of carrying out its duties hereunder. Any account established with a Qualified Institution pursuant to this Section 4.2 or the provisions of any Supplement which is no longer a Qualified Institution shall, on the fifth Business Day after such Qualified Institution is no longer a Qualified Institution, be moved to a Qualified Institution.

          (b) The Finance Charge and Excess Funding Accounts. Trustee, for the benefit of the Investor Holders, shall establish and maintain with Trustee in the name of the Trust two segregated trust accounts (the "Finance Charge Account" and the "Excess Funding Account," respectively) bearing a designation clearly indicating that the funds therein are held for the benefit of the Investor Holders, or shall cause such Finance Charge Account or Excess Funding Account to be established and maintained with an office or branch of a Qualified Institution. Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Finance Charge Account and the Excess Funding Account and in all proceeds thereof. The Finance Charge Account and the Excess Funding Account shall be under the sole dominion and control of Trustee for the benefit of the Investor Holders. Pursuant to authority granted to it hereunder, Servicer shall have the revocable power to instruct Trustee to withdraw funds from the Finance Charge Account and to withdraw or instruct the Person maintaining the Excess Funding Account to withdraw, as the case may be, funds from the Excess Funding Account, in each case for the purpose of carrying out Servicer's duties hereunder. Trustee at all times shall maintain accurate records reflecting each transaction in the Finance Charge Account and, if maintained with Trustee, the Excess Funding Account, and that funds held therein shall at all times be held in trust for the benefit of the Investor Holders.

          (c) The Distribution Account. Trustee, for the benefit of the Investor Holders, shall cause to be established and maintained in the name of the Trust, a non-interest bearing segregated trust account (the "Distribution Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Investor Holders, or shall cause such Distribution Account to be established and maintained with an office or branch of a Qualified Institution (other than Transferor). Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Distribution Account and in all proceeds thereof. The Distribution Account shall be under the sole dominion and control of Trustee for the benefit of the Investor Holders.

          (d) Series Accounts. If so provided in the related Supplement, Trustee, for the benefit of the Investor Holders, shall cause to be established and maintained in the name of the Trust, one or more Series Accounts. Each such Series Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Holders of such Series. Each such Series Account will be a trust account, if so provided in the related Supplement and will have the other features and be applied as set forth in the related Supplement.

          (e) Administration of the Finance Charge and Excess Funding Accounts. Funds on deposit in the Excess Funding Account and the Finance Charge Account shall at all times be invested by Trustee at the written direction of Servicer or Trust in Permitted Investments. Any such investment shall mature and such funds shall be available for withdrawal on or prior to the Transfer Date related to the Monthly Period in which such funds are processed for collection, or if so specified in the related Supplement, immediately preceding a Distribution Date. Trustee shall maintain for the benefit of the Investor Holders possession of the negotiable instruments or securities evidencing the Permitted Investments described in clause (a) of the definition thereof from the time of purchase thereof until the time of sale or maturity; provided, that no such investment shall be disposed of prior to its maturity date. At the end of each month, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account, the Finance Charge Account and, unless otherwise specified in the related Supplement, each Series Account shall be deposited by Trustee in a separate deposit account with a Qualified Institution in the name of Transferor, or a Person designated in writing by Transferor, which shall not constitute a part of the Trust, or shall otherwise be turned over by Trustee to Transferor not less frequently than monthly. Subject to the restrictions set forth above, Servicer, or a Person designated in writing by Servicer (or Transferor, if Back-up Servicer is Servicer) of which Trustee shall have received written notification thereof, shall have the authority to instruct Trustee with respect to the investment of funds on deposit in the Excess Funding Account and the Finance Charge Account. For purposes of determining the availability of funds or the balances in the Finance Charge Account and the Excess Funding Account for any reason under this Agreement, all investment earnings on such funds shall be deemed not to be available or on deposit.

          SECTION 4.3. Collections and Allocations. (a) Collections. Except as provided below, Servicer shall deposit all Collections in the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following such Date of Processing. The exception described in the third paragraph of this subsection 4.3(a) shall not apply to Principal Collections.

          Servicer shall allocate such amounts to each Series of Investor Certificates and to the Holder of the Transferor Interest in accordance with this Article IV and shall withdraw the required amounts from the Collection Account or pay such amounts to the Holder of the Transferor Interest in accordance with this Article IV, in both cases as modified by any Supplement. Servicer shall make such deposits or payments on the date indicated therein by wire transfer or as otherwise provided in the Supplement for any Series of Certificates with respect to such Series.

          Notwithstanding anything in this Agreement to the contrary, for so long as, and only so long as, the Originators shall remain Servicer hereunder, and (a) (i) Servicer provides to Trustee a letter of credit or other credit enhancement covering collection risk of Servicer acceptable to the Rating Agencies, and (ii) Transferor shall not have received a notice from any Rating Agency that reliance on such a letter of credit or other credit enhancement would result in the lowering of such Rating Agency's then-existing rating of the Investor Certificates, or (b) the certificate of deposit or unsecured short-term debt obligations of Transferor are rated P-1 by Moody's (or, if neither such certificates of deposit nor such obligations of Transferor are rated by Moody's, and so long as Moody's has not notified Servicer that reliance upon Mellon Bank Corporation's ratings for this purpose would result in a lowering of Moody's then-existing rating of the Investor Certificates, then the counterparty risk or long-term unsecured debt of Mellon Bank Corporation are rated at least A2 by Moody's), at least A-1 by Standard & Poor's and insured by BIF or SAIF, Servicer need not deposit Finance Charge Collections into the Collection Account, the Excess Funding Account, the Finance Charge Account or any Series Account, as provided in any Supplement, or make payments to Transferor, on or before the second Business Day following the Date of Processing of such Receivables as provided in this Article IV, but may make such deposits, payments and withdrawals on each Transfer Date or as specified in the related Supplement in an amount equal to the net amount of such deposits, payments and withdrawals which would have been made but for the provisions of this paragraph.

          Notwithstanding anything else in this Agreement to the contrary, with respect to any Monthly Period, whether Servicer is required to make quarterly, monthly or daily deposits of Finance Charge Collections into the Collection Account, the Finance Charge Account, the Excess Funding Account or any Series Account, as provided in any Supplement, (i) Servicer will only be required to deposit Finance Charge Collections into the Collection Account, the Finance Charge Account, the Excess Funding Account or any Series Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to Investor Holders or to any Credit Enhancement Provider pursuant to the terms of any Supplement or agreement relating to such Credit Enhancement, and (ii) if at any time prior to such Distribution Date the amount of Finance Charge Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i), Servicer may withdraw the excess from the Collection Account.

          (b) Allocations for Transferor Interest. Throughout the existence of the Trust, unless otherwise stated in any Supplement, Servicer shall allocate to Transferor an amount equal to the product of (A) the applicable Transferor Percentage and (B) the aggregate amount of Collections allocated to Principal Receivables and Finance Charge Receivables in respect of each Monthly Period. Notwithstanding anything in this Agreement to the contrary, unless otherwise stated in any Supplement, Servicer need not deposit this amount or any other amounts so allocated to Transferor pursuant to any Supplement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to Transferor.

          SECTION 4.4. Shared Principal Collections. On each Distribution Date,
(a) Servicer shall allocate Shared Principal Collections to each Principal Sharing Series, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series, and any remainder may, at the option of Transferor, be applied as principal with respect to any Variable Interest (provided that in such allocation, all other Series will have priority over any Series whose terms permit the Servicer to extend the Initial Principal Payment Date, and then only to the extent that the Principal Shortfall for such Series is greater than such Principal Shortfall would otherwise have been due to the election by the Transferor not to extend the Initial Principal Payment Date) and
(b) Servicer shall withdraw from the Collection Account or applicable Series Account and pay to Transferor an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of Collections of Principal Receivables which the related Supplements or this Agreement specify are to be treated as "Shared Principal Collections" for such Distribution Date over (y) the aggregate amount for all outstanding Principal Sharing Series which the related Supplements specify are "Principal Shortfalls" for such Distribution Date; provided that, to the extent that, on any Distribution Date the Transferor Interest (determined after giving effect to any transfer of Principal Receivables to the Trust on such date) is less than or equal to zero, Servicer shall not distribute such Shared Principal Collections to Transferor, but shall deposit such funds in the Excess Funding Account.

          SECTION 4.5. Excess Finance Charge Collections. On each Distribution Date, (a) for each Group, Servicer shall apply the aggregate amount for all outstanding Series in such Group of the amounts which the related Supplements specify are to be treated as "Excess Finance Charge Collections" for such Distribution Date to each Series in such Group, pro rata, in proportion to the Finance Charge Shortfalls, if any, with respect to each such Series, and (b) Servicer shall withdraw (or shall instruct Trustee to withdraw) from the Collection Account and pay to Transferor an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series in a Group of the amounts which the related Supplements specify are to be treated as "Excess Finance Charge Collections" for such Distribution Date over (y) the aggregate amount for all outstanding Series in such Group which the related Supplements specify are "Finance Charge Shortfalls," for such Distribution Date; provided that the sharing of Excess Finance Charge Collections among Series in a Group will continue only until such time, if any, at which Transferor shall deliver to Trustee an Officer's Certificate to the effect that, in the reasonable belief of Transferor, the continued sharing of Excess Finance Charge Collections among Series in any Group would have adverse regulatory implications with respect to Transferor. Following the delivery by Transferor of such an Officer's Certificate to Trustee, there will not be any further sharing of Excess Finance Charge Collections among Series in any Group.

                  [THE REMAINDER OF ARTICLE IV IS RESERVED AND
                    SHALL BE SPECIFIED IN ANY SUPPLEMENT WITH
                             RESPECT TO ANY SERIES.]


                                     ARTICLE V.

                  [ARTICLE V IS RESERVED AND SHALL BE SPECIFIED
                 IN THE SUPPLEMENT WITH RESPECT TO ANY SERIES.]


                                     ARTICLE VI.

                                THE CERTIFICATES

          SECTION 6.1. The Certificates. Subject to Sections 6.10 and 6.13, the Investor Certificates of each Series and any Class thereof may be issued in bearer form (the "Bearer Certificates") with attached interest coupons and a special coupon (collectively, the "Coupons") or in fully registered form (the "Registered Certificates"), and shall be substantially in the form of the exhibits with respect thereto attached to the related Supplement. The Investor Certificates shall, upon issue pursuant hereto or to Section 6.9 or Section 6.10, be executed and delivered by Transferor to Trustee for authentication and redelivery as provided in Sections 2.1 and 6.2. Any Investor Certificate shall be issuable in a minimum denomination of $1,000 Undivided Interest and integral multiples thereof, unless otherwise specified in any Supplement. Each Certificate shall be executed by manual or facsimile signature on behalf of Transferor by its President or any Vice President. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of Transferor or Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by or on behalf of Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication except Bearer Certificates which shall be dated the applicable Issuance Date as provided in the related Supplement.

          SECTION 6.2. Authentication of Certificates. On the Initial Closing Date, Trustee shall authenticate and deliver the initial Series of Investor Certificates, upon the written order of Transferor, to the underwriters for the sale of the Book-Entry Certificates evidenced by such Investor Certificates, and against payment to Transferor of the Initial Investor Interest (net of any purchase or underwriting discount). Upon the receipt of such payment and the issuance of the Investor Certificates, such Investor Certificates shall be fully paid and nonassessable. Upon an Issuance as provided in Section 6.9 and the satisfaction of certain other conditions specified therein, Trustee shall authenticate and deliver the Investor Certificates of additional Series (with the designation provided in the related Supplement), upon the order of Transferor, to the Persons designated in such Supplement. Upon the order of Transferor, the Certificates of any Series shall be duly authenticated by or on behalf of Trustee, in authorized denominations. If specified in the related Supplement for any Series, Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof, upon the written order of Transferor, to the Depository against payment of the purchase price therefor. If specified in the related Supplement for any Series, Trustee shall authenticate Book-Entry Certificates that are issued upon original issuance thereof, upon the written order of Transferor, to a Clearing Agency or its nominee as provided in Section 6.10 against payment of the purchase price thereof.

          SECTION 6.3. Registration of Transfer and Exchange of Certificates.
(a) Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the "Transfer Agent and Registrar"), in accordance with the provisions of Section 11.16, a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Investor Certificates of each Series (unless otherwise provided in the related Supplement) and of transfers and exchanges of the Investor Certificates as herein provided. Trustee is the initial Transfer Agent and Registrar. If any Investor Certificate is issued as a Global Certificate, Trustee may, or if and so long as any Series of Investor Certificates are listed on the Luxembourg Stock Exchange and such exchange shall so require, Trustee shall appoint a co-transfer agent and co-registrar in Luxembourg or another European city. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context otherwise requires. Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days' written notice to Servicer. In the event that Trustee shall no longer be the Transfer Agent and Registrar, Trustee shall appoint a successor Transfer Agent and Registrar.

          Upon surrender for registration of transfer of any Certificate at any office or agency of the Transfer Agent and Registrar, Transferor shall execute, subject to the provisions of subsection 6.3(c), and Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of like aggregate Undivided Interests; provided, that the provisions of this paragraph shall not apply to Bearer Certificates.

          At the option of an Investor Holder, Investor Certificates may be exchanged for other Investor Certificates of the same Series in authorized denominations of like aggregate Undivided Interests, upon surrender of the Investor Certificates to be exchanged at any such office or agency. At the option of any Holder of Registered Certificates, Registered Certificates may be exchanged for other Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, upon surrender of the Registered Certificates to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose. At the option of a Holder of a Bearer Certificate, subject to applicable laws and regulations (including the Bearer Rules), Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, in the manner specified in the Supplement for such Series, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section 6.3 shall have attached thereto (or be accompanied by) all unmatured Coupons, provided that any Bearer Certificate so surrendered after the close of business on the Record Date preceding the relevant Distribution Date after the related Series Termination Date need not have attached the Coupons relating to such Distribution Date.

          Whenever any Investor Certificates of any Series are so surrendered for exchange, Transferor shall execute, and Trustee shall authenticate and (unless the Transfer Agent and Registrar is different than Trustee, in which case the Transfer Agent and Registrar shall) deliver, the Investor Certificates of such Series which the Holder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to Trustee and the Transfer Agent and Registrar duly executed by the Holder thereof or his attorney-in-fact duly authorized in writing.

          The preceding provisions of this Section 6.3 notwithstanding, Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Investor Certificate of any Series for a period of 15 days preceding the due date for any payment with respect to the Investor Certificates of such Series.

          Unless otherwise provided in the related Supplement, no service charge shall be made for any registration of transfer or exchange of Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          All Investor Certificates (together with any Coupons attached to Bearer Certificates) surrendered for registration of transfer and exchange shall be canceled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to Trustee. Trustee shall cancel and destroy the Global Certificates upon its exchange in full for Definitive Certificates and shall deliver a certificate of destruction to Transferor. Such certificate shall also state that a certificate or certificates of each Foreign Clearing Agency to the effect referred to in Section 6.13 was received with respect to each portion of the Global Certificate exchanged for Definitive Certificates.

          Transferor shall execute and deliver to Trustee or the Transfer Agent and Registrar, as applicable, Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable Trustee to fulfill its responsibilities under this Agreement and the Certificates.

          (b) Except as provided in Section 6.9 or 7.2 or this subsection 6.3(b), Transferor shall not transfer the Transferor Interest or any interest therein. Transferor may from time to time transfer a portion of the Transferor Interest by causing the issuance of one or more Certificates (each a "Supplemental Certificate"), the terms of which shall be defined in a Supplement (which Supplement shall be subject to Section 13.1(a) to the extent that it amends any of the terms of this Agreement), to be delivered to or upon the order of Transferor (or the Holder of a Supplemental Certificate, in the case of the transfer or exchange thereof, as provided below), upon satisfaction of the following conditions:

                  (i) the Transferor Interest shall not be less than the Minimum Transferor Interest, in each case as of the date of, and after giving effect to, such exchange;

                  (ii) the Rating Agency Condition shall have been satisfied with respect to such exchange (or transfer or exchange as provided below); and

                  (iii) Transferor shall have delivered to Trustee and each Rating Agency a Tax Opinion, dated the date of such exchange (or transfer or exchange as provided below), with respect thereto.

Any Supplemental Certificate may be transferred or exchanged only upon satisfaction of the conditions set forth in clauses (ii) and (iii).

          (c) Unless otherwise provided in the related Supplement, registration of transfer of Registered Certificates containing a legend relating to the restrictions on transfer of such Registered Certificates (which legend shall be set forth in the Supplement relating to such Investor Certificates) shall be effected only if the conditions set forth in such related Supplement are satisfied.

          Whenever a Registered Certificate containing the legend set forth in the related Supplement is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from Servicer (or Transferor, if the Back-up Servicer is Servicer) regarding such transfer. The Transfer Agent, Registrar and Trustee shall be entitled to receive written instructions signed by a Servicing Officer (or an officer of Transferor, if the Back-up Servicer is Servicer) prior to registering any such transfer or authenticating new Registered Certificates, as the case may be. Servicer (or Transferor, if Back- up Servicer is Servicer) shall indemnify the Transfer Agent and Registrar and Trustee and hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any such written instructions furnished pursuant to this subsection 6.3(c).

          (d) The Transfer Agent and Registrar will maintain at its expense (or Transferor, if Back- up Servicer is Servicer) in the Borough of Manhattan, the City of New York (and subject to this Section 6.3, if specified in the related Supplement for any Series, any other city designated in such Supplement) an office or offices or any agency or agencies where Investor Certificates of such Series may be surrendered for registration of transfer or exchange.

          SECTION 6.4. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons, if any, appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to Trustee that such Certificate has been acquired by a bona fide purchaser, Transferor shall execute and Trustee shall authenticate and (unless the Transfer Agent and Registrar is different from Trustee, in which case the Transfer Agent and Registrar shall) deliver (in compliance with applicable law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate Undivided Interest. In connection with the issuance of any new Certificate under this Section 6.4, Trustee or the Transfer Agent and Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of Trustee and the Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          SECTION 6.5. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Article V (as described in any Supplement) and for all other purposes whatsoever, and neither Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary; provided that in determining whether the holders of Investor Certificates evidencing the requisite Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Investor Certificates owned by Transferor, Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Investor Certificates which a Responsible Officer knows to be so owned shall be so disregarded. Investor Certificates so owned that have been pledged in good faith shall not be disregarded as outstanding, if the pledgee establishes to the satisfaction of Trustee the pledgee's right so to act with respect to such Investor Certificates and that the pledgee is not Transferor, Servicer or an Affiliate thereof.

          In the case of a Bearer Certificate, Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the bearer of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to Article IV and
Article XII and for all other purposes whatsoever, and neither Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary.

          SECTION 6.6. Appointment of Paying Agent. (a) The Paying Agent shall make distributions to Investor Holders from the appropriate account or accounts maintained for the benefit of Holders as specified in this Agreement or the related Supplement for any Series pursuant to Articles IV and V. Any Paying Agent shall have the revocable power to withdraw funds from such appropriate account or accounts for the purpose of making distributions referred to above. Trustee (or Servicer (or Transferor, if Back-up Servicer is Servicer) if Trustee is the Paying Agent) may revoke such power and remove the Paying Agent, if Trustee (or Servicer (or Transferor, if Back-up Servicer is Servicer) if Trustee is the Paying Agent) determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or for other good cause. Trustee (or Servicer (or Transferor, if Back-up Servicer is Servicer) if Trustee is the Paying Agent) shall notify each Rating Agency of the removal of any Paying Agent. The Paying Agent, unless the Supplement with respect to any Series states otherwise, shall initially be Trustee. If any form of Investor Certificate is issued as a Global Certificate, or if and so long as any Series of Investor Certificates are listed on the Luxembourg Stock Exchange and such exchange shall so require, Trustee shall appoint a co-paying agent in Luxembourg or another European city. Trustee shall be permitted to resign as Paying Agent upon 30 days' written notice to Servicer. In the event that Trustee shall no longer be the Paying Agent, Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The provisions of Sections 11.1, 11.2 and 11.3 shall apply to Trustee also in its role as Paying Agent, for so long as Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

          If specified in the related Supplement for any Series, so long as the Investor Certificates of such Series are outstanding, Transferor shall maintain a co-paying agent in New York City (for Registered Certificates only) or any other city designated in such Supplement which, if and so long as any Series of Investor Certificates is listed on the Luxembourg Stock Exchange or other stock exchange and such exchange so requires, shall be in Luxembourg or the location required by such other stock exchange.

          (b) Trustee shall cause the Paying Agent (other than itself) to execute and deliver to Trustee an instrument in which such Paying Agent shall agree with Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders and shall agree, and if Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Internal Revenue Code regarding the withholding by Trustee of payments in respect of Federal income taxes due from Certificate Owners.

          SECTION 6.7. Access to List of Holders' Names and Addresses. Trustee shall furnish or cause to be furnished by the Transfer Agent and Registrar to Servicer or the Paying Agent, within five Business Days after receipt by Trustee of a request therefor from Servicer or the Paying Agent, respectively, in writing, a list in such form as Servicer or the Paying Agent may reasonably require, of the names and addresses of the Investor Holders as of the most recent Record Date for payment of distributions to Investor Holders. Unless otherwise provided in the related Supplement, Holders of the Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Investor Interest of the Investor Certificates of any Series (the "Applicants") may apply in writing to Trustee, and if such application states that the Applicants desire to communicate with other Investor Holders of any Series with respect to their rights under this Agreement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Holders held by Trustee and shall give Servicer notice that such request has been made, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request. Every Holder, by receiving and holding a Certificate, agrees with Trustee that neither Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders hereunder, regardless of the source from which such information was obtained.

          SECTION 6.8. Authenticating Agent. (a) Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by Trustee or Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of Trustee by an authenticating agent and a certificate of authentication executed on behalf of Trustee by an authenticating agent. Each authenticating agent must be acceptable to Transferor.

          (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of Trustee or such authenticating agent.

          (c) An authenticating agent may at any time resign by giving written notice of resignation to Trustee and to Transferor. Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to Trustee or Transferor, Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to Trustee and Transferor.

          (d) Trustee agrees to pay each authenticating agent from time to time reasonable compensation for its services under this Section 6.8, and Trustee shall be entitled to be reimbursed and Servicer shall reimburse Trustee for such reasonable payments actually made, subject to the provisions of Section 11.5.

          (e) The provisions of Sections 11.1, 11.2 and 11.3 shall be applicable to any authenticating agent.

          (f) Pursuant to an appointment made under this Section 6.8, the Certificates may have endorsed thereon, in lieu of Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

                  "This is one of the certificates described in the Pooling and Servicing Agreement.

                            ------------------------------------
                             as Authenticating Agent for Trustee,
                             By:_________________________________
                              Authorized Officer."


          SECTION 6.9. New Issuances. (a) Upon request by Transferor from time to time, Trustee shall issue to Transferor under Section 6.1, for execution and redelivery to Trustee for authentication under Section 6.2, one or more new Series of Investor Certificates. Any such Series shall be substantially in the form specified in the related Supplement and shall bear, upon its face, the designation for such Series to which it belongs, as selected by Transferor. Except as specified in any Supplement for a related Series, all Investor Certificates of any Series shall rank pari passu and be equally and ratably entitled as provided herein to the benefits hereof (except that the Credit Enhancement provided for any Series shall not be available for any other Series) without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the related Supplement.

          (b) Transferor may require Trustee to issue to Transferor under
Section 6.1, for execution and redelivery to Trustee for authentication under
Section 6.2, one or more newly issued Series of Investor Certificates or in connection with a Paired Series, interests in such Series, in exchange for a reduction in the Transferor Interest (any such transaction, an "Issuance"). Transferor may initiate an Issuance by notifying Trustee, in writing at least three days in advance (an "Issuance Notice") of the date upon which the Issuance is to occur (an "Issuance Date"). Any Issuance Notice shall state the designation of any Series (and Class thereof, if applicable) to be issued on the Issuance Date and, with respect to each such Series, its Initial Investor Interest (or the method for calculating such Initial Investor Interest), the applicable interest rate (or the method for allocating interest payments or other cash flows to such Series), if any, and the Credit Enhancement Provider, if any, with respect to such Series. On the Issuance Date, Trustee shall authenticate and deliver any such Series of Investor Certificates only upon delivery to it of the following: (1) a Supplement satisfying the criteria set forth in subsection 6.9(c) executed by Transferor and specifying the Principal Terms of such Series, (2) the applicable Credit Enhancement, if any, (3) the agreement, if any, pursuant to which the Credit Enhancement Provider agrees to provide the Credit Enhancement, if any, (4) a Tax Opinion, (5) evidence that the Rating Agency Condition has been satisfied with respect to the Issuance, and (6) an Officer's Certificate signed by a Vice President (or any more senior officer) of Transferor, that on the Issuance Date after giving effect to such Issuance, the Transferor Interest would be at least equal to the Minimum Transferor Interest. Upon satisfaction of such conditions, Trustee shall issue as provided above, such Series of Investor Certificates, dated the Issuance. There is no limit to the number of Issuances that may be performed under this Agreement.

          (c) In conjunction with an Issuance, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to any newly issued Series of Investor Certificates, which may include: (i) its name or designation, (ii) an Initial Investor Interest or the method of calculating the Initial Investor Interest, (iii) the method of determining any adjusted Investor Interest, if applicable, (iv) the applicable interest rate (or formula for its determination), (v) the Closing Date, (vi) each rating agency rating such Series, (vii) the name of the Clearing Agency, if any, (viii) the rights of Transferor that have been transferred to the Holders of such Series pursuant to such Issuance (including any rights to allocations of Collections of Finance Charge Receivables and Principal Receivables), (ix) the interest payment date or dates and the date or dates from which interest shall accrue, (x) the periods during which or dates on which principal will be paid or accrued, (xi) the method of allocating Collections with respect to Principal Receivables for such Series and, if applicable, with respect to other Series and the method by which the principal amount of Investor Certificates of such Series shall amortize or accrete and the method for allocating Collections with respect to Finance Charge Receivables and Defaulted Receivables, (xii) any other Collections with respect to Receivables or other amounts available to be paid with respect to such Series, (xiii) the names of any accounts to be used by such Series and the terms governing the operation of any such account and use of moneys therein, (xiv) the Series Servicing Fee and the Series Servicing Fee Percentage, (xv) the Minimum Transferor Interest and, the Series Termination Date, (xvi) the terms of any Credit Enhancement with respect to such Series, and the Credit Enhancement Provider, if applicable, (xvii) the base rate applicable to such Series, (xviii) the terms on which the Certificates of such Series may be repurchased or remarketed to other investors, (xix) any deposit into any account provided for such Series, (xx) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class, (xxi) the priority of any Series with respect to any other Series, (xxii) the rights, if any, of Transferor that have been transferred to the holders of such Series, (xxiii) the Minimum Aggregate Principal Receivables, (xxiv) whether such Series will be part of a Group, (xxv) whether such Series will or may be a Paired Series and the Series with which it will be paired, if applicable and (xxvi) any other relevant terms of such Series (including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper) (all such terms, the "Principal Terms" of such Series). The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series.

          (d) Upon satisfaction of the above conditions, Transferor may also cause Trustee to enter into one or more agreements pursuant to which Trustee shall sell purchased interests in the Receivables and other Trust Assets to one or more purchasers. Such agreement(s) shall specify terms similar to Principal Terms for any such purchased interests and may grant the purchaser(s) of such interests, or an agent or other representative of such purchaser(s), notice and consultation rights with respect to any rights or actions of Trustee.

          SECTION 6.10. Book-Entry Certificates. Unless otherwise provided in any related Supplement, the Investor Certificates, upon original issuance, shall be issued in the form of typewritten Certificates representing the Book-Entry Certificates, to be delivered to the depository specified in such Supplement (the "Depository") for the Clearing Agency or Foreign Clearing Agency for such Series. The Investor Certificates of each Series shall, unless otherwise provided in the related Supplement, initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency or Foreign Clearing Agency. No Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the related Series of Investor Certificates, except as provided in Section 6.12. Unless and until definitive, fully registered Investor Certificates of any Series ("Definitive Certificates") have been issued to Certificate Owners pursuant to Section 6.12:

                  (i) the provisions of this Section 6.10 shall be in full force and effect with respect to each such Series;

                  (ii) Transferor, Servicer, the Paying Agent, the Transfer Agent and Registrar and Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Investor Certificates of each such Series) as the authorized representatives of the Certificate Owners;

                  (iii) to the extent that the provisions of this Section 6.10 conflict with any other provisions of this Agreement, the provisions of this Section 6.10 shall control with respect to each such Series; and

                  (iv) the rights of Certificate Owners of each such Series shall be exercised only through the Clearing Agency or Foreign Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Certificates of such Series are issued pursuant to Section 6.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to such Clearing Agency Participants.

          SECTION 6.11. Notices to Clearing Agency. Whenever notice or other communication to the Holders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to
Section 6.12, Trustee shall give all such notices and communications specified herein to be given to Holders of the Investor Certificates to the Clearing Agency or Foreign Clearing Agency for distribution to Holders of Investor Certificates.

          Neither the Transferor, Servicer, Back-up Servicer or the Trustee will have any responsibility or obligation to any Clearing Agency, Clearing Agency Participant, or Certificate Owner with respect to (i) the accuracy of any records maintained by the Clearing Agency or any Clearing Agency Participant;
(ii) the payment by the Clearing Agency or any Clearing Agency Participant of any amount due to any Certificate Owner in respect of the Certificates; (iii) the delivery of any notice by the Clearing Agency or any Clearing Agency Participant; (iv) the selection of the Certificate Owners to receive payment in the event of any partial payment of the Certificates; or (v) any other action taken by the Clearing Agency or any Clearing Agency Participant.

          SECTION 6.12. Definitive Certificates. If (i) (A) Transferor advises Trustee in writing that the Clearing Agency or Foreign Clearing Agency is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement, and (B) Trustee or Transferor is unable to locate a qualified successor, (ii) Transferor, at its option, advises Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or Foreign Clearing Agency with respect to any Series of Certificates or
(iii) after the occurrence of a Servicer Default, Certificate Owners of a Series representing beneficial interests aggregating not less than 50% of the Investor Interest of such Series advise Trustee and the applicable Clearing Agency or Foreign Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency or Foreign Clearing Agency is no longer in the best interests of the Certificate Owners, Trustee shall notify all Certificate Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such series requesting the same. Upon surrender to Trustee of the Investor Certificates of such Series by the applicable Clearing Agency or Foreign Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency or Foreign Clearing Agency for registration, Trustee shall issue the Definitive Certificates of such Series. Neither Transferor nor Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of such Series all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency shall be deemed to be imposed upon and performed by Trustee, to the extent applicable with respect to such Definitive Certificates, and Trustee shall recognize the Holders of the Definitive Certificates of such series as Holders of such Series hereunder.

          SECTION 6.13. Global Certificate; Euro-Certificate Exchange Date. If specified in the related Supplement for any Series, the Investor Certificates may be initially issued in the form of a single Temporary Global Certificate (the "Global Certificate") in bearer form, without interest coupons, in the denomination of the Initial Investor Interest and substantially in the form attached to the related Supplement. Unless otherwise specified in the related Supplement, the provisions of this Section 6.13 shall apply to such Global Certificate. The Global Certificate will be authenticated by Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged in the manner described in the related Supplement for Registered or Bearer Certificates in definitive form.

          SECTION 6.14. Meetings of Holders. To the extent provided by the Supplement for any Series issued in whole or in part in Bearer Certificates, Servicer or Trustee may at any time call a meeting of the Holders of such Series, to be held at such time and at such place as Servicer or Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Agreement with respect to such Series or in the Certificates of such Series, subject to Section 13.1.


                                  ARTICLE VII.

                         MATTERS RELATING TO TRANSFEROR


          SECTION 7.1. Liability of Transferor. Transferor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by Transferor.


          SECTION 7.2. Merger or Consolidation of, or Assumption of the Obligations of, Transferor. (a) Transferor shall not consolidate with or merge into any other Person or convey or transfer its properties and assets not including properties or assets conveyed or transferred through a financing or securitization program, substantially as an entirety to any Person, unless:

                  (i) the Person formed by such consolidation or into which Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of Transferor substantially as an entirety shall be, if Transferor is not the surviving entity, organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a national banking association, state banking corporation or other entity which is not subject to the bankruptcy laws of the United States of America and shall expressly assume, by an agreement supplemental hereto, executed and delivered to Trustee, in form satisfactory to Trustee, the performance of every covenant and obligation of Transferor, as applicable hereunder and shall benefit from all the rights granted to Transferor, as applicable hereunder. To the extent that any right, covenant or obligation of Transferor, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity. In furtherance hereof, in applying this Section 7.2 to a successor entity,
         Section 9.2 shall be applied by reference to events of involuntary liquidation, receivership or conservatorship applicable to such successor entity as shall be set forth in the officer's certificate described in subsection 7.2(a)(ii);

                  (ii) Transferor shall have delivered to Trustee an Officer's Certificate signed by a Vice President (or any more senior officer) of Transferor stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding; and

                  (iii) Transferor shall have delivered notice to each Rating Agency of such consolidation, merger, conveyance or transfer.

          (b) The obligations of Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of Transferor hereunder except as described in subsection (a).

          SECTION 7.3. Limitation on Liability. The directors, officers, employees or agents of Transferor shall not be under any liability to the Trust, Trustee, the Holders, any Credit Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided that this provision shall not protect the officers, directors, employees, or agents of Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 7.4, Transferor shall not be under any liability to the Trust, Trustee, the Holders, any Credit Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as Transferor pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect Transferor against any liability which would otherwise be imposed by reason of any breach of representation or covenant, willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Transferor and any director, officer, employee or agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

          SECTION 7.4. Liabilities. Notwithstanding any other provision herein, including Section 7.3, Transferor shall indemnify and hold harmless any injured party from and against any reasonable loss, liability, expense, damage or injury arising out of or based upon the arrangement created by this Agreement or any Supplement, as though this Agreement or such Supplement created a partnership under the Delaware Uniform Partnership Law in which Transferor was a general partner; provided that Transferor shall not indemnify the Trust, the Investor Holders or the Certificate Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including losses incurred as a result of Defaulted Receivables or Receivables which are written off as uncollectible; and provided, further, that Transferor shall not indemnify the Trust, the Investor Holders or the Certificate Holders for any liabilities, costs or expenses of the Trust, the Investor Holders or the Certificate Owners arising under any tax law, including any Federal, state, local or foreign income, withholding or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Investor Holders or the Certificate Owners in connection herewith to any taxing authority. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

          The obligations of the Transferor hereunder shall survive the termination of the Trust, the resignation or removal of the Trustee, and the appointment of a Successor Servicer.


                                  ARTICLE VIII.

                       OTHER MATTERS RELATING TO SERVICER

          SECTION 8.1. Liability of Servicer. Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by Servicer in such capacity herein.


          SECTION 8.2. Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets (not including assets conveyed or transferred through a financing or securitization program) substantially as an entirety to any Person, unless:

                  (i) the Person formed by such consolidation or into which Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of Servicer substantially as an entirety shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if Servicer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to Trustee in form satisfactory to Trustee, the performance of every covenant and obligation of Servicer hereunder (to the extent that any right, covenant or obligation of Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

                  (ii) Servicer shall have delivered to Trustee an Officer's Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to Servicer; and

                  (iii) Servicer shall have delivered notice to the Rating Agency of such consolidation, merger, conveyance or transfer.


          SECTION 8.3. Limitation on Liability of Servicer and Others. The directors, officers, stockholders, employees or other affiliates or agents of Servicer shall not be under any liability to the Trust, Trustee, the Holders, any Credit Enhancement provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates. Except as provided in Section 8.4 with respect to the Trust and Trustee, its officers, directors, employees and agents, Servicer shall not be under any liability to the Trust, Trustee, its officers, directors, employees and agents, the Holders, any Credit Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement or any Supplement; provided that this provision shall not protect Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties hereunder or under any Supplement. Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

          SECTION 8.4. Servicer Indemnification of the Trust and Trustee. Servicer shall indemnify and hold harmless the Trust and Trustee, its officers, directors, employees and agents, from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions which constitute gross negligence on the part of Servicer with respect to activities of the Trust or Trustee pursuant to this Agreement or any Supplement, including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that (a) Servicer shall not indemnify Trustee if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by Trustee, (b) Servicer shall not indemnify the Trust, the Investor Holders or the Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by Trustee at the request of the Investor Holders, (c) Servicer shall not indemnify the Trust, the Investor Holders or the Certificate Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including losses incurred as a result of Defaulted Receivables and (d) that Servicer shall not indemnify the Trust, the Investor Holders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Investor Holders or the Certificate Owners arising under any tax law, including any Federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Investor Holders or the Certificate Owners in connection herewith to any taxing authority. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

          SECTION 8.5. Servicer Not to Resign. Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that
(i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of Servicer shall be evidenced as to clause (i) by an Opinion of Counsel to such effect delivered to Trustee. No such resignation shall become effective until Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of Servicer in accordance with Section 10.2. If Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer, Trustee shall serve as Successor Servicer hereunder until such time as Trustee shall appoint a Successor Servicer and such Successor Servicer shall have assumed the responsibilities and obligations of Servicer in accordance with Section 10.2.

          SECTION 8.6. Access to Certain Documentation and Information Regarding the Receivables. Servicer shall provide Trustee access to the documentation regarding the Accounts and the Receivables when Trustee is required in connection with the enforcement of the rights of the Investor Holders, or by applicable law, to review such documentation, such access being afforded without charge but only upon reasonable request, during normal business hours, subject to Servicer's normal security and confidentiality procedures and at offices designated by Servicer. Nothing in this Section 8.6 shall derogate from the obligation of Transferor, Trustee or Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of Servicer to provide access as provided in this Section 8.6 as a result of such obligations shall not constitute a breach of this Section 8.6.

          SECTION 8.7. Delegation of Duties. In the ordinary course of business, Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Guidelines. Any such delegations shall not relieve Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of
Section 8.5 hereof. If any such delegation is to a party other than an Affiliate of Transferor notification thereof shall be given to each Rating Agency.

          SECTION 8.8. Examination of Records. Servicer shall clearly and unambiguously identify each Eligible Receivable (including any Additional Receivables) conveyed to the Trust pursuant to Section 2.1(b) in its computer or other records to reflect that the Receivables have been conveyed to the Trust pursuant to this Agreement. Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

          SECTION 8.9. Merger or Consolidation of, or Assumption of the Obligations of, Back- up Servicer. Back-up Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets (not including assets conveyed or transferred through a financing or securitization program) substantially as an entirety to any Person, unless:

                  (i) the Person formed by such consolidation (if such Person is other than the Back-up Servicer) or into which Back-up Servicer is merged (if the surviving Person of such merger is other than the Back-up Servicer) or the Person which acquires by conveyance or transfer the properties and assets of Back-up Servicer substantially as an entirety shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if Back-up Servicer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to Trustee in form satisfactory to Trustee, the performance of every covenant and obligation of Back-up Servicer hereunder (to the extent that any right, covenant or obligation of Back-up Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

                  (ii) Back-up Servicer shall have delivered to Trustee an Officer's Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.9 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to Back-up Servicer; and

                  (iii) Back-up Servicer shall have delivered notice to the Rating Agency of such consolidation, merger, conveyance or transfer.


          SECTION 8.10. Back-up Servicer Not to Resign. (a) The Back-up Servicer shall not resign from its obligations and duties under this Agreement, except upon the assumption of such duties and obligations by a successor Back-up Servicer and the Rating Agency Condition having been satisfied with respect to the appointment of such successor Back-up Servicer; provided that the Servicer and the Transferor shall use their best efforts to replace the Back-up Servicer if the Back-up Servicer provides written notice to the Transferor of its desire to resign as Back-up Servicer.

          (b) Notwithstanding anything contained in clause (a) above, if the Back-up Servicer has delivered to Transferor, Servicer and the Trustee a Sale Notice on a date which is six months after the Initial Closing Date, the Back-up Servicer's obligations and duties under this Agreement shall be terminated upon the earlier to occur of (x) the initial Series Termination Date or (y) the appointment of a successor Back-up Servicer that assumes the obligations of Back-up Servicer hereunder and under each Series Supplement and the Rating Agency Condition having been satisfied. Upon the receipt by Transferor, Servicer and the Trustee of a Sale Notice delivered pursuant to this subsection 8.10(b), Servicer and Transferor shall use their best efforts to replace the Back-up Servicer as soon as possible.

          (c) If the Back-up Servicer enters into a transaction contemplated by
Section 8.9 and the surviving Person in such transaction assumes the obligations of the Back-up Servicer in accordance with Section 8.9, such surviving Person may terminate its duties and obligations as Back-up Servicer under this Agreement, if on or prior to 10 days after the consummation of such transaction such surviving Person delivers a Successor Back-up Servicer Termination Notice to Transferor, Servicer and Trustee. Such termination shall become effective upon the earlier to occur of (x) the initial Series Termination Date or (y) the appointment of a successor Back-up Servicer that assumes the obligations of Back-up Servicer hereunder and under each Series Supplement and the Rating Agency Condition having been satisfied. Upon receipt by Transferor, Servicer and Trustee of a Successor Back-up Servicer Termination Notice delivered pursuant to this subsection 8.10(c), Servicer and Transferor shall use their best efforts to replace the Back-up Servicer as soon as possible. If a Sale Notice has been delivered to the Transferor pursuant to subsection 8.10(b), it will not be necessary for a Successor Back-up Servicer Termination Notice to be delivered with respect to the transaction referenced in such Sale Notice.

          SECTION 8.11. Cooperation Among Servicer and Back-up Servicer. The Servicer agrees to provide the Back-up Servicer reasonable access to the Servicer's premises and management upon reasonable notice during normal business hours, to the purpose and effect of facilitating the ability of Back-up Servicer promptly to undertake the responsibilities of Servicer if required hereunder. The Back-up Servicer agrees to keep all information so obtained confidential. If the Servicer ceases to be such for any reason, and the Back-up Servicer becomes a Successor Servicer hereunder, the former Servicer shall afford the Successor Servicer full and complete access without charge to all books, records, computer databases, systems and personnel of the former Servicer and shall cooperate with the Successor Servicer so as to facilitate the Successor Servicer's performance of its obligations hereunder.


                                   ARTICLE IX.

                              TRUST PAY OUT EVENTS

          SECTION 9.1. Trust Pay Out Event. Each of the following events (each, a "Trust Pay Out Event") shall constitute a Pay Out Event with respect to all Series of Certificates, immediately upon the occurrence of such event, and without any notice or other action on the part of Trustee or the Investor
Holders:

          (a) Transferor or any Originator shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Transferor or any Originator; or Transferor or any Originator shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or Transferor or any Originator shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement or to the Transferor in accordance with the provisions of the Receivables Purchase Agreement, respectively;

          (b) the Trust shall become an "investment company" within the meaning of the Investment Company Act;

          (c) the Back-up Servicer becomes legally unable to act as Successor Servicer or has been terminated as Back-up Servicer and, within 90 days of such event, a successor Back-up Servicer has not assumed the obligations of Back-up Servicer and the Rating Agency Condition has not been satisfied with respect to the appointment of such Back-up Servicer;

          (d) the failure of either Originator to transfer Additional Receivables to the Transferor when required by the Receivables Purchase Agreement or the failure of the Transferor to convey Additional Receivables as required by Section 2.1;.

          (e) the Originators cease to be the Servicer under the Agreement;

          (f) the failure to appoint a successor Back-up Servicer by a date which is ninety days after the receipt by the Servicer, Trustee and Transferor of either a Sale Notice or Successor Back-up Servicer Termination Notice in accordance with subsections 8.10(b) and 8.10(c), respectively; or

          (g) the failure of the Servicer (so long as the Originator is a Servicer) to remove Receivables from the Trust or indemnify the Trust for certain losses resulting from the breach of subsection 3.13(a).

          SECTION 9.2. Additional Rights Upon the Occurrence of Certain Events.
(a) If Transferor shall consent to the appointment of a conservator or receiver or liquidator for the winding-up or liquidation of its affairs, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator for the winding-up or liquidation of its affairs shall have been entered against Transferor (an "Insolvency Event"), Transferor shall on the day of such Insolvency Event (the "Appointment Day") immediately cease to transfer Principal Receivables to the Trust and shall promptly give notice to Trustee of such Insolvency Event. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been transferred to the Trust shall continue to be a part of the Trust, and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV. Within 15 days of the Appointment Day, Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event has occurred and that Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and (ii) send written notice to the Investor Holders describing the provisions of this Section 9.2 and requesting instructions from such Holders. Unless within 90 days from the day notice pursuant to clause (i) is first published, Trustee shall have received written instructions of Holders of Investor Certificates evidencing more than 50% of the Investor Interest of each Series issued and outstanding (or, if any such Series has two or more Classes, each Class) to the effect that such Holders disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables transferred to the Trust as before such Insolvency Event, Trustee shall sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. Trustee may obtain a prior determination for any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.1 and 9.2 shall not be deemed to be mutually exclusive.

          (b) The proceeds from the sale, disposition or liquidation of the Receivables pursuant to subsection (a) shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with the provisions of Article IV; provided, that Trustee shall determine conclusively in its sole discretion the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. Unless Trustee receives written instructions from Investor Holders as provided in subsection (a), on the day following the last Distribution Date in the Monthly Period during which such proceeds are distributed to the Investor Holders of each Series, the Trust shall terminate.

          (c) Trustee may appoint an agent or agents to assist with its responsibilities pursuant to this Article IX with respect to competitive bids.


                                   ARTICLE X.

                                SERVICER DEFAULTS

          SECTION X. Servicer Defaults. If any one of the following events (a "Servicer Default") shall occur and be continuing:

          (a) any failure by Servicer to make any payment, transfer or deposit or to give instructions or notice to Trustee pursuant to Article IV or to instruct Trustee to make any required drawing, withdrawal, or payment under any Credit Enhancement on or before the date occurring ten Business Days after the date such payment, transfer, deposit withdrawal or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement;

          (b) failure on the part of Servicer duly to observe or perform in any respect any other covenants or agreements of Servicer set forth in this Agreement, which has a material adverse effect on the Investor Holders of any Series and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Servicer by Trustee, or to Servicer and Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 25% of the Investor Interest of any Series adversely affected thereby and continue to materially adversely affect such Investor Holders for such period; or Servicer shall delegate its duties under this Agreement, except as permitted by Section 8.7;

          (c) any representation, warranty or certification made by Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Investor Holders of any Series and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Servicer by Trustee, or to Servicer and Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 25% of the Investor Interest of any Series adversely affected thereby and continues to materially adversely affect such Investor Holders for such period; or

          (d) Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidating of its affairs, shall have been entered against Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; then, so long as such Servicer Default shall not have been remedied, either Trustee, or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest, by notice then given in writing to Servicer (and to Trustee if given by the Investor Holders) (a "Termination Notice"), may terminate all of the rights and obligations of Servicer as Servicer under this Agreement.

          After receipt by Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by Trustee pursuant to
Section 10.2, all authority and power of Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and Trustee is hereby authorized and empowered (upon the failure of Servicer to cooperate) to execute and deliver, on behalf of Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purpose of such transfer of servicing rights and obligations. Servicer agrees to cooperate with Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of Servicer to conduct servicing hereunder including the transfer to such Successor Servicer of all authority of Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by Servicer for deposit, or which have been deposited by Servicer, in the Collection Account, the Finance Charge Account, the Excess Funding Account, and any Series Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Unearned Premiums applicable to the Trust. Servicer shall promptly transfer its electronic records or electronic copies thereof relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.1 shall require Servicer to disclose to the Successor Servicer information of any kind which Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as Servicer shall deem necessary to protect its interests. Servicer shall, on the date of any servicing transfer, transfer all of its rights and obligations under the Credit Enhancement with respect to any Series to the Successor Servicer.

          Notwithstanding the foregoing, a delay in or failure of performance referred to in subsection 10.1(a) for a period of 30 Business Days or under subsection 10.1(b) or (c) for a period of 60 Business Days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages or similar causes. The preceding sentence shall not relieve Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and Servicer shall provide Trustee, any Credit Enhancement Provider, Transferor and the Holders of Investor Certificates with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations.

          SECTION 10.2. Trustee to Act, Appointment of Successor. (a) On and after the receipt by Servicer of a Termination Notice pursuant to Section 10.1, Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by Trustee, until a date mutually agreed upon by Servicer and Trustee. Trustee shall notify each Rating Agency of such removal of Servicer. At the time Servicer shall cease to act as Servicer pursuant to this
Section 10.2 or Section 8.5, such Servicer shall deliver to each insurance carrier which on such date has premiums financed by the Receivables an assignment of Power of Attorney to the Back-up Servicer (or any other Successor Servicer) which would allow the Back-up Servicer (or such other Successor Servicer) to cancel the related insurance policies on behalf of the Trust, and the Back-up Servicer (or, if for a period of 90 days from such time there is no Back-up Servicer, the Trustee) without any further action by any Person shall automatically be appointed as Successor Servicer (each such Person a "Successor Servicer"). Notwithstanding the above, if the Back-up Servicer or the Trustee is legally unable to act as Successor Servicer on the date of the removal of Servicer, Servicer shall not be removed and shall continue to act as Servicer until the Trust Termination Date. Prior to the termination of the Servicer pursuant to Section 10.2 or the resignation of Servicer pursuant to Section 8.5, Servicer shall have the right to remove Back-up Servicer and appoint a new Back-up Servicer at any time as long as the Rating Agency Condition is satisfied with respect to such action.

          (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on Servicer by the terms and provisions hereof, and all references in this Agreement to Servicer shall be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of each Credit Enhancement. Notwithstanding the above, or anything in this Section 10. 2 to the contrary, the Trustee, if it becomes Servicer pursuant to this Section 10. 2, shall have no responsibility or obligation (i) to repurchase or substitute any receivable, including any obligation of the Servicer under Section 3.10, (ii) for any representation or warranty of a predecessor Servicer hereunder, and (iii) for any act or omission of either a predecessor or Successor Servicer other than the Trustee. The Trustee may conduct any activity required of it as Servicer hereunder through an Affiliate or through an agent. Notwithstanding the above, or anything in this Section 10. 2 or Section 3.1 to the contrary, the Back-up Servicer if it becomes Servicer pursuant to this Section 10.2 shall have no responsibility or obligation for (i) any representation or warranty made by a predecessor Servicer hereunder, and
(ii) any act or omission of either a predecessor or a Successor Servicer other than such Back-up Servicer. Neither the Trustee, the Back-up Servicer nor any other Successor Servicer shall be deemed to be in default hereunder due to any act or omission of a predecessor Servicer, including but not limited to failure to timely deliver to the Trustee any Monthly Servicer's Certificate, any funds required to be deposited to the Trust, or any breach of its duty to cooperate with a transfer of servicing as required by Section 10.01.

          (c) In connection with such appointment and assumption, Trustee shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided that no such compensation shall be in excess of the Servicing Fee permitted to Servicer pursuant to Section 3.2 and any other amounts payable to the Servicer hereunder. Transferor agrees that if Servicer is terminated hereunder, it will agree to deposit the portion of the Collections in respect of Finance Charge Receivables that it is entitled to receive pursuant to Article IV to pay its share of the compensation of the Successor Servicer. The Servicer being terminated (or Transferor, if Servicer is Back-up Servicer) shall bear all costs of a Successor Servicer being appointed hereunder, including but not limited to those of the Trustee reasonably allocable to specific employees and overhead, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary.

          (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.1 and shall pass to and be vested in Transferor and Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to Transferor in such electronic form as Transferor may reasonably request and shall transfer all other records, correspondence and documents to Transferor in the manner and at such times as Transferor shall reasonably request. To the extent that compliance with this
Section 10.2 shall require the Successor Servicer to disclose to Transferor information of any kind which the Successor Servicer deems to be confidential, Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

          SECTION 10.3. Notification to Holders. Within two Business Days after Servicer becomes aware of any Servicer Default, Servicer shall give prompt written notice thereof to Trustee and any Credit Enhancement Provider. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, Trustee shall give prompt written notice thereof to Investor Holders at their respective addresses appearing in the Certificate Register.

          SECTION 10.4. Waiver of Past Defaults. The Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Investor Interest of each Series adversely affected by any default by Servicer or Transferor may, on behalf of all Holders of such Series, waive any default by Servicer or Transferor in the performance of its obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments of interest or principal relating to such Series pursuant to Article IV which default does not result from the failure of the Paying Agent to perform its obligations to make any required deposits or payments of interest and principal in accordance with Article IV. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.


                                   ARTICLE XI.

                                     Trustee

          SECTION 11.1. Duties of Trustee (a) Trustee, prior to the occurrence of any Servicer Default and after the remedying or waiver of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, no duties shall be implied against Trustee, and its permissive rights shall not be construed as duties. If a Responsible Officer has received written notice that a Servicer Default has occurred (which has not been remedied or waived), Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person`s own affairs unless it is acting as Successor Servicer, in which case it shall use the same degree of care and skill as required of the Servicer under this Agreement.

          (b) Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement.

          (c) Subject to subsection 11.1(a), no provision of this Agreement shall be construed to relieve Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided that:

                  (i) Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of Trustee, unless it shall be proved that Trustee was negligent in ascertaining the pertinent facts;

                  (ii) Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series relating to the time, method and place of conducting any proceeding for any remedy available to Trustee, or exercising any trust or power conferred upon Trustee in relation to such Series, under this Agreement; and

                  (iii) Trustee shall not be charged with knowledge of any failure by Servicer referred to in clauses (a), (b) or (c) of Section
         10.1 unless a Responsible Officer of Trustee obtains actual knowledge of such failure or Trustee receives written notice of such failure from Servicer or any Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Investor Interest of any Series adversely affected thereby.

          (d) Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require Trustee to perform, monitor or be responsible for the manner of performance of, any of the obligations of Servicer under this Agreement except during such time, if any, as Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, Servicer in accordance with the terms of this Agreement.

          (e) Except for actions expressly authorized by this Agreement, Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

          (f) Except as provided in this subsection 11.1(f), Trustee shall have no power to vary the corpus of the Trust including the power to (i) accept any substitute obligation for a Receivable initially assigned to the Trust under
Section 2.1, (ii) add any other investment, obligation or security to the Trust, except for an addition permitted under Section 2.1(b) or (iii) withdraw from the Trust any Receivables, except for a withdrawal permitted under Sections 2.6, 9.2, 10.2, 12.1 or 12.2 or subsections 2.4(d), 2.4(e) or Article IV.

          (g) If the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, then, subject to subsection 11.1(d), Trustee shall be obligated promptly to perform such obligation, duty or agreement in the manner so required.

          (h) If Transferor has agreed to transfer any of its insurance premium finance receivables (other than the Receivables) to another Person, upon the written request of Transferor, Trustee shall enter into such intercreditor agreements with the transferee of such receivables as are customary and necessary to identify separately the rights, if any, of the Trust and such other Person in Transferor's insurance premium finance receivables; provided that Trustee shall not be required to enter into any intercreditor agreement which could adversely affect its own interests or the interests of the Holders and, upon the request of Trustee, Transferor will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by Trustee without separately verifying the accuracy of the contents or calculations therein.


          SECTION 11.2. Certain Matters Affecting Trustee. Except as otherwise provided in Section 11.1:

          (a) Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any assignment of Receivables in Supplemental Accounts, the initial report, the monthly Servicer's certificate, the annual Servicer's certificate, the monthly payment instructions and notification to Trustee, the monthly Holder's statement, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

          (b) Trustee may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (c) Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Credit Enhancement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Holders or any Credit Enhancement Provider, pursuant to the provisions of this Agreement, unless such Holders or Credit Enhancement Provider shall have offered to Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve Trustee of the obligations, upon the occurrence of any Servicer Default (which has not been remedied or waived), to exercise such of the rights and powers vested in it by this Agreement and any Credit Enhancement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

          (d) Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (e) Trustee shall not be bound to make any investigation into the facts of matters stated in any assignment of Receivables as of the Cut Off Date or any Reassignment of Removed Receivables, the initial report, any daily Servicer's report, the monthly Servicer's certificate, the annual Servicer's certificate, the monthly payment instructions and notification to Trustee, the monthly Holder's statement, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series which could be adversely affected if Trustee does not perform such acts;

          (f) Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian (including any Registrar or Paying Agent) appointed with due care by it hereunder; and

          (g) except as may be required by subsection 11.1(a), Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by Transferor with its representations and warranties or for any other purpose.

          SECTION 11.3. Trustee Not Liable for Recitals in Certificates. Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. Trustee shall not be accountable for the use or application by Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to Transferor in respect of the Receivables or deposited in or withdrawn from the Collection Account, the Excess Funding Account or the Finance Charge Account, or any Series Account by Servicer.

          SECTION 11.4. Trustee May Not Own Certificates. Trustee in its individual capacity shall not, but in a fiduciary or any other capacity may, become the owner of Investor Certificates. In connection with such ownership in other than its individual capacity, Trustee shall have the same rights as it would have if it were not Trustee. Trustee may otherwise transact banking business with the other parties hereto with the same right it would have were it not Trustee.

          SECTION 11.5. Servicer to Pay Trustee's Fees and Expenses. Servicer (or Transferor if Back-up Servicer is Servicer) shall pay to Trustee from time to time, and Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the Trust hereby created and in the exercise and performance of any of the powers and duties hereunder of Trustee, and, subject to Section 8.4, Servicer (or Transferor, if Back-up Servicer is Servicer) will pay or reimburse Trustee (without reimbursement from any Investor Account, any Series Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by Trustee in accordance with any of the provisions of this Agreement except any such expense, disbursement or advance as may arise from its own negligence or bad faith and except as provided in the following sentence. If Trustee is appointed Successor Servicer pursuant to Section 10.2, the provisions of this Section 11.5 shall not apply to expenses, disbursements and advances made or incurred by Trustee in its capacity as Successor Servicer.

          The obligations of Servicer (or Transferor, if Back-up Servicer is Servicer) under this Section 11.5 shall survive the termination of the Trust and the resignation or removal of Trustee.

          SECTION 11.6. Eligibility Requirements for Trustee. Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a long-term unsecured debt rating of at least Baa3 by Moody's and BBB- by Standard & Poor's, having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk- based capital adequacy requirements, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this
Section 11.6, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Trustee shall at all times be licensed or be exempt from licensing under the Licensing Laws of each Permitted State. In case at any time Trustee shall cease to be eligible in accordance with the provisions of this Section 11.6, Trustee shall resign immediately in the manner and with the effect specified in Section 11.7.

          SECTION 11.7. Resignation or Removal of Trustee. (a) Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to Servicer. Upon receiving such notice of resignation, Servicer (or Transferor, if Back-up Servicer is Servicer) shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time Trustee shall cease to be eligible in accordance with the provisions of Section 11.6 hereof and shall fall to resign after written request therefor by Transferor, or if at any time Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of Trustee or of its property shall be appointed, or any public officer shall take charge or control of Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Transferor may, but shall not be required to, remove Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to Trustee so removed and one copy to the successor trustee.

          (c) Any resignation or removal of Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.7 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.8 hereof and any liability of Trustee arising hereunder shall survive such appointment of a successor trustee.

          SECTION 11.8. Successor Trustee. (a) Any successor trustee appointed as provided in Section 11.7 hereof shall execute, acknowledge and deliver to Transferor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

          (b) No successor trustee shall accept appointment as provided in this
Section 11.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.6.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.8, such successor trustee shall mail notice of such succession hereunder to all Holders at their addresses as shown in the Certificate Register.

          SECTION 11.9. Merger or Consolidation of Trustee. Any Person into which Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which Trustee shall be a party, or any Person succeeding to the corporate trust business of Trustee, shall be the successor of Trustee hereunder, provided such Person shall be eligible under Section 11.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 11.10. Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, such title to the trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.6 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under Section 11.8 hereof.

          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon Trustee shall be conferred or imposed upon and exercised or performed by Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co- trustee is not authorized to act separately without Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to Servicer hereunder), Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of Trustee;

                  (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, Trustee. Every such instrument shall be filed with Trustee and a copy thereof given to Servicer.

          (d) Any separate trustee or co-trustee may at any time constitute Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 11.11. Tax Returns. If the Trust shall be required to file tax returns, Servicer (or Transferor, if Back-up Servicer is Servicer) shall prepare or cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to Trustee for signature and, to the extent possible, file such returns at least five days before such returns are due to be filed. Trustee is hereby authorized to sign any such return on behalf of the Trust. Servicer (or Transferor, if Back-up Servicer is Servicer) shall prepare or shall cause to be prepared all tax information required by law to be distributed to Holders and shall deliver such information to Trustee at least five days prior to the date it is required by law to be distributed to Holders. Trustee, upon request, shall furnish Servicer (or Transferor, if Back-up Servicer is Servicer) with all such information known to Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall cause such tax returns to be signed in the manner required by law. In no event shall Trustee, Transferor, Back-up Servicer or Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Holders or the Certificate Owners arising under any tax law, including Federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

          SECTION 11.12. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or any Series of Certificates may be prosecuted and enforced by Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of Trustee, its agents and counsel, be for the ratable benefit of any Series of Holders in respect of which such judgment has been obtained.

          SECTION 11.13. Suits for Enforcement. If a Servicer Default shall occur and be continuing, Trustee, in its discretion may, subject to the provisions of Section 10.1, proceed to protect and enforce its rights and the rights of any Series of Holders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of Trustee or any Series of Holders.

          SECTION 11.14. Rights of Holders to Direct Trustee. Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the Aggregate Investor Interest of the Investor Certificates of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to Trustee, or exercising any trust or power conferred on Trustee; provided that (a) subject to Section 11.1, Trustee shall have the right to decline to follow any such direction if Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if Trustee in good faith shall, by a Responsible Officer or Responsible Officers of Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Holders not parties to such direction and (b) nothing in this Agreement shall impair the right of Trustee to take any action deemed proper by Trustee and which is not inconsistent with such direction of such Holders of Investor Certificates.

          SECTION 11.15. Representations and Warranties of Trustee. Trustee represents and warrants that:

                  (i) Trustee is a national banking association organized, existing and authorized to engage in the business of banking under the laws of the United States;

                  (ii) Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

                  (iii) this Agreement has been duly executed and delivered by Trustee.


          Section 11.16. Maintenance of Office or Agency. Trustee will maintain at its expense in the Borough of Manhattan, the City of New York an office or offices, or agency or agencies, where notices and demands to or upon Trustee in respect of the Certificates and this Agreement may be served. Trustee initially appoints the Corporate Trust Office as its office for such purposes in New York. Trustee will give prompt written notice to Servicer and to Holders (or in the case of Holders of Bearer Certificates, in the manner provided for in the related Supplement) of any change in the location of the Certificate Register or any such office or agency.

          SECTION 11.17. Obligor Claims. In connection with any offset defenses, or affirmative claim for recovery, asserted in legal actions brought by Obligors under one or more Receivables based upon provisions therein or upon other rights or remedies arising from any Requirements of Law applicable to the Receivables:

          (a) The Trustee is the holder of the Receivables only as trustee on behalf of the holders of the Certificates, and not as principal or in any individual or personal capacity.

          (b) The Trustee shall not be personally liable for, or obligated to pay Obligors, any affirmative claims asserted thereby, or responsible to holders of the Certificates for any offset defense amounts applied against Receivable payments, pursuant to such legal actions.

          (c) The Trustee will pay, solely from available Trust money, affirmative claims for recovery by Obligors only pursuant to final judicial orders or judgments, or judicially approved settlement agreements, resulting from such legal actions.

          (d) The Trustee will comply with judicial orders and judgments which require its actions or cooperation in connection with Obligors' legal actions to recover affirmative claims against holders of the Certificates.

          (e) The Trustee will cooperate with and assist the Transferor, the Servicer, or holders of the Certificates in their defense of legal actions by Obligors to recover affirmative claims if such cooperation and assistance is not contrary to the interest of the Trustee as a party to such legal actions and if the Trustee is satisfactorily indemnified for all liability, costs and expenses arising therefrom.

          (f) The Transferor hereby agrees to indemnify, hold harmless and defend the Trustee from and against any and all liability, loss, costs and expenses of the Trustee resulting from any affirmative claims for recovery asserted or collected by Obligors under their Receivables.

          SECTION 11.18. Liabilities to Obligors. No liability to any Obligor under any of the Receivables arising out of any act or omission to act of Servicer or Transferor in servicing the Receivables is intended to be assumed by the Trust or the Trustee under, or as a result of, this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under applicable provisions of law, the Trust and the Trustee expressly disclaim such assumption and to the same extent the Back-up Servicer shall not be liable for any acts or omissions of the Transferor or any predecessor Servicer.


                                  ARTICLE XII.

                                   TERMINATION

          SECTION 12.1. Termination of Trust. (a) Subject to Section 7.4 and
Section 8.4, the respective obligations and responsibilities of Transferor, Servicer and Trustee created hereby (other than the obligation of Trustee to make payments to Holders as hereafter set forth) shall terminate, except with respect to the duties described in Section 11, Section 7.4 and Section 8.4 and subsections 2.4(c) and 12.3(b), on the Trust Termination Date; provided that the Trust shall not terminate on the date specified in clause (a) of the definition of "Trust Termination Date" if each of Servicer and Transferor notify Trustee in writing, not later than five Business Days preceding such date, that they desire that the Trust not terminate on such date, which notice (such notice, a "Trust Extension") shall specify the date on which the Trust shall terminate (such date, the "Extended Trust Termination Date"); provided that the Extended Trust Termination Date shall be not later than April 7, 2020. Servicer and Transferor may on any date following the Trust Extension, so long as no Series of Certificates is outstanding, deliver a notice in writing to Trustee and the Back-up Servicer changing the Extended Trust Termination Date.

          (b) All principal or interest with respect to any Series of Investor Certificates shall be due and payable no later than the Series Termination Date with respect to such Series. Unless otherwise provided in a Supplement, in the event that the Investor Interest of any Series of Certificates is greater than zero on its Series Termination Date (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal to be made on such Series on such date), Trustee will sell or cause to be sold, and pay the proceeds first, to all Holders of such Series pro rata in final payment of all principal of and accrued interest on such Series of Certificates, and second, as provided in the related Supplement, an amount of Principal Receivables and the related Finance Charge Receivables (or interests therein) up to 110% of the Investor Interest of such Series at the close of business on such date (but in no event in excess of the applicable Investor Percentages of Principal Receivables and Finance Charge Receivables on such date). Trustee shall notify each Credit Enhancement Provider and each Rating Agency of the proposed sale of such Receivables and shall provide each Credit Enhancement Provider an opportunity to bid on such Receivables. Transferor shall be permitted to purchase such Receivables in such case and shall have a right of first refusal with respect thereto. Any proceeds of such sale in excess of such principal and interest paid shall be paid to Transferor. Upon such Series Termination Date with respect to the applicable Series of Certificates, final payment of all amounts allocable to any Investor Certificates of such Series shall be made in the manner provided in Section 12.3.

          SECTION 12.2.Optional Purchase. (a) If so provided in any Supplement, Transferor may, but shall not be obligated to, cause a final distribution to be made in respect of the related Series of Certificates on a Distribution Date specified in such Supplement by depositing into the Distribution Account or the applicable Series Account, not later than the Transfer Date preceding such Distribution Date, for application in accordance with Section 12.3, the amount specified in such Supplement; provided that if the rating test referred to below is not satisfied at the time of such deposit, no such event shall occur unless Transferor shall deliver an Opinion of Counsel reasonably acceptable to Trustee that such deposit into the Distribution Account as provided in the related Supplement would not constitute a fraudulent conveyance of Transferor. For purposes of the foregoing, the "rating test" will be deemed to have been satisfied if (x) the short- term deposits of Transferor are rated at least P-3 by Moody's, (y) the long-term unsecured debt obligations of Transferor are rated at least Baa3 by Moody's or (z) the counterparty risk or long- term unsecured debt of Mellon Bank Corporation is rated at least Baa3 by Moody's (but the rating test may only be satisfied pursuant to this clause (z) so long as (1) neither Transferor's short-term deposits nor Transferor's unsecured long-term debt obligations are rated by Moody's and (2) Moody's has not notified Transferor that reliance upon Mellon Bank Corporation's ratings for this purpose would result in the lowering of Moody's then-existing rating of the Investor Certificates).

          (b) The amount deposited pursuant to subsection 12.2(a) shall be paid to the Investor Holders of the related Series pursuant to Section 12.3 on the related Distribution Date following the date of such deposit. All Certificates of a Series which are purchased by Transferor pursuant to subsection 12.2(a) shall be delivered by Transferor upon such purchase to, and be canceled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to Trustee and Transferor. The Investor Interest of each Series which is purchased by Transferor pursuant to subsection 12.2(a) shall, for the purposes of the definition of "Transferor Interest," be deemed to be equal to zero on the Distribution Date following the making of the deposit, and the Transferor Interest shall thereupon be deemed to have been increased by the Investor Interest of such Series.

          SECTION 12.3. Final Payment with Respect to any Series. (a) Written notice of any termination, specifying the Distribution Date upon which the Investor Holders of any Series may surrender their Certificates for payment of the final distribution with respect to such Series and cancellation, shall be given (subject to at least two Business Days' prior notice from Servicer to Trustee) by Trustee to Investor Holders of such Series mailed not later than the fifth day of the month of such final distribution (or in the manner provided by the Supplement relating to such Series) specifying (i) the Distribution Date (which shall be the Distribution Date in the month (x) in which the deposit is made pursuant to subsection 2.4(e), 9.2(a), 10.2(a), or subsection 12.2(a) of this Agreement or such other section as may be specified in the related Supplement, or (y) in which the related Series Termination Date occurs) upon which final payment of such Investor Certificates will be made upon presentation and surrender of such Investor Certificates at the office or offices therein designated (which, in the case of Bearer Certificates, shall be outside the United States), (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office or offices therein specified. Servicer's notice to Trustee in accordance with the preceding sentence shall be accompanied by an Officers' Certificate setting forth the information specified in Article V of this Agreement covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to such Investor Holders.

          (b) Notwithstanding the termination of the Trust pursuant to subsection 12.1(a) or the occurrence of the Series Termination Date with respect to any Series, all funds then on deposit in the Finance Charge Account, the Excess Funding Account, the Distribution Account or any Series Account applicable to the related Series shall continue to be held in trust for the benefit of the Holders of the related Series and the Paying Agent or Trustee shall pay such funds to the Holders of the related Series upon surrender of their Certificates (which surrenders and payments, in the case of Bearer Certificates, shall be made only outside the United States). In the event that all of the Investor Holders of any Series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, Trustee shall give a second written notice (or, in the case of Bearer Certificates, publication notice) to the remaining Investor Holders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one and one-half years after the second notice with respect to a Series, all the Investor Certificates of such Series shall not have been surrendered for cancellation, Trustee may take appropriate steps or may appoint an agent to take appropriate steps, to contact the remaining Investor Holders of such Series concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Distribution Account or any Series Account held for the benefit of such Investor Holders. Trustee and the Paying Agent shall pay to Transferor upon request any monies held by them for the payment of principal or interest which remains unclaimed for two years. After payment to Transferor, Investor Holders entitled to the money must look to the Transferor for payment as general creditors unless applicable abandoned property law designates another Person.

          (c) All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to Trustee and Transferor.

          SECTION 12.4. Termination Rights of Transferor. Upon the termination of the Trust pursuant to Section 12.1, and after payment of all amounts due hereunder on or prior to such termination, Trustee shall execute a written reconveyance substantially in the form of Exhibit D pursuant to which it shall reconvey to Transferor (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all moneys due or to become due with respect to such Receivables (including all accrued interest theretofore posted as Finance Charge Receivables and Recoveries) and all proceeds of such Receivables and Unearned Premiums relating to such Receivables, and all proceeds thereof, except for amounts held by Trustee pursuant to subsection 12.3(b). Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, representation or warranty as shall be reasonably requested by Transferor to vest in Transferor all right, title and interest which the Trust had in the Receivables.


                                  ARTICLE XIII.

                            MISCELLANEOUS PROVISIONS

          SECTION 13.1. Amendment. (a) Subject to subsection 2.1(h), this Agreement or any Supplement may be amended in writing from time to time by Servicer, Transferor and Trustee, without the notice to or consent of any of Holders; provided that such action shall not, as evidenced by an Opinion of Counsel for Transferor addressed and delivered to Trustee, adversely affect in any material respect the interests of any Investor Holder; provided further that the Rating Agency Condition shall have been satisfied with respect to such action. This Agreement or any Supplement may be amended in writing by Servicer, Transferor and Trustee, without the notice to or consent of any of the Holders to provide for additional Credit Enhancement or substitute Credit Enhancement with respect to a Series, or to change the definition of Eligible Account; provided that such action shall not, in the reasonable belief of Transferor, as evidenced by an Officer's Certificate, adversely affect in any material respect the interests of any Investor Holders; provided further that the Rating Agency Condition shall have been satisfied with respect to such action.

          (b) Subject to subsection 2.1(h), this Agreement or any Supplement may also be amended in writing from time to time by Servicer, Transferor and Trustee with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66- 2/3% of the Investor Interest of each outstanding Series adversely affected by such amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or modifying in any manner the rights of Investor Holders of any Series then issued and outstanding; provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificates of such Series without the consent of each Investor Holder of such Series, (ii) change the definition of or the manner of calculating the Investor Interest or the Investor Percentage of such Series without the consent of each Investor Holder of such Series or (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Investor Holder of all Series adversely affected. Trustee may, but shall not be obligated to, enter into any such amendment which affects Trustee's rights, duties or immunities under this Agreement or otherwise.

          (c) Notwithstanding anything in this Section 13.1 to the contrary, the Supplement with respect to any Series may be amended on the terms and in accordance with the procedures provided in such Supplement.

          (d) Promptly after the execution of any such amendment (other than an amendment pursuant to subsection (a)), Trustee shall furnish notification of the substance of such amendment to each Investor Holder of each Series adversely affected and to each Rating Agency providing a rating for such Series.

          (e) It shall not be necessary for the consent of Investor Holders under this Section 13.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Holders shall be subject to such reasonable requirements as Trustee may prescribe.

          (f) Any Supplement executed and delivered pursuant to Section 6.9 and any amendments regarding the addition to or removal of Receivables from the Trust as provided in Section 2.1(b) or 2.6, executed in accordance with the provisions hereof, shall not be considered amendments to this Agreement for the purpose of subsections 13.1(a) and (b).

          (g) In connection with any amendment, Trustee may request an Opinion of Counsel from Transferor or Servicer to the effect that the amendment complies with all requirements of this Agreement.

          (h) Notwithstanding anything to the contrary contained in this Section 13.1, the provisions of this Agreement or any Supplement which affect the rights or obligations of the Back-up Servicer may only be amended with the further written consent of the Back-up Servicer.

          SECTION 13.2. Protection of Right, Title and Interest to Trust. (a) Servicer (or the Transferor, if Back-up Servicer is Servicer) shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Holders and Trustee's right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Holders or Trustee, as the case may be, hereunder to all property comprising the Trust. Servicer shall deliver to Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. Transferor shall cooperate fully with Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 13.2(a).

          (b) Within 30 days after Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with subsection (a) seriously misleading within the meaning of Section 9-402(7) of the UCC as in effect in the Commonwealth of Pennsylvania, Transferor shall give Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

          (c) Each of Transferor and Servicer will give Trustee prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. Each of Transferor and Servicer will at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

          SECTION 13.3. Limitation on Rights of Holders. (a) The death or incapacity of any Holder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Holder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Holder shall have any right to vote (except with respect to the Investor Holders as provided in Section 13.1 hereof) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association; nor shall any Holder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Holder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given written notice to Trustee, and unless the Holders of Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series which may be adversely affected but for the institution of such suit, action or proceeding, shall have made written request upon Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Holder with every other Holder and Trustee, that no one or more Holders shall have the right in any amount whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders. For the protection and enforcement of the provisions of this Section 13.3, each and every Holder and Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 13.4. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          SECTION 13.5. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to, sent by courier or mailed by registered mail, return receipt requested, to (a) in the case of Transferor, to Mellon Bank, N.A., One Mellon Bank Center, Suite 1910, 500 Grant Street, Pittsburgh, Pennsylvania 15258-0001 Attention: Chief Financial Officer and General Counsel, (b) in the case of Servicer, to AFCO Credit Corporation, 10 Hanover Square Street, New York, New York 10004, Attention: Fredrick B. Ollet, III, Vice President and Chief Financial Officer, with a copy to Robert Ratner, Esq., Senior Vice President, General Counsel and Secretary, (c) in the case of Trustee, to the Corporate Trust Office, (d) in the case of the Back-up Servicer Premium Financing Specialists, Inc., (e) in the case of the Credit Enhancement Provider for a particular Series, the address, if any, specified in the Supplement relating to such Series, in case of the Back-up Servicer, to Premium Financing Specialists, Inc., 1055 Broadway, Kansas City, Missouri 64105,
Attention: Frank Bednar and (f) in the case of the Rating Agency for a particular Series, the address, if any, specified in the Supplement relating to such Series; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Unless otherwise provided with respect to any Series in the related Supplement any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register, or with respect to any notice required or permitted to be made to the Holders of Bearer Certificates, by publication in the manner provided in the related Supplement. If and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such Exchange shall so require, any Notice to Investor Holders shall be published in an authorized newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

          SECTION 13.6. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Holders thereof.

          SECTION 13.7. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 8.2, this Agreement may not be assigned by Servicer without the prior consent of Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Investor Interest of each Series on a Series by Series basis and notice to each Rating Agency.

          SECTION 13.8. Certificates Non-Assessable and Fully Paid. It is the intention of the parties to this Agreement that the Holders shall not be personally liable for obligations of the Trust, that the Undivided Interests represented by the Certificates shall be non-assessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon authentication thereof by Trustee pursuant to Sections 2.1 and 6.2 are and shall be deemed fully paid.

          SECTION 13.9. Further Assurances. Transferor and Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

          SECTION 13.10. No Waiver, Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Trustee, any Credit Enhancement Provider or the Investor Holders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          SECTION 13.11. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          SECTION 13.12. Third Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Holders and, to the extent provided in the related Supplement, to the Credit Enhancement Provider named therein, and their respective successors and permitted assigns. Except as otherwise provided in this Article XIII, no other Person will have any right or obligation hereunder.

          SECTION 13.13. Actions by Holders. (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Investor Holders, such action, notice or instruction may be taken or given by any Investor Holder, unless such provision requires a specific percentage of Investor Holders.

          (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Holder shall bind such Holder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by Trustee or Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

          SECTION 13.14. Rule 144A Information. For so long as any of the Investor Certificates of any Series or any Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of Transferor, Servicer, Trustee and the Enhancement Provider for such Series agree to cooperate with each other to provide to any Investor Holders of such Series or Class and to any prospective purchaser of Certificates designated by such an Investor Holder upon the request of such Investor Holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

          SECTION 13.15. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

          SECTION 13.16. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          IN WITNESS WHEREOF, Transferor, Servicer, Back-up Servicer and Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                          MELLON BANK, N.A., Transferor


                          By:/s/ Steven G. Elliot
                             Name:
                             Title:

                         AFCO CREDIT CORPORATION, Servicer


                          By:/s/ Michael M. Nisbet
                             Name:Michael M. Nisbet
                             Title: President and CEO

                         AFCO ACCEPTANCE CORPORATION, Servicer


                          By:/s/ Michael M. Nisbet
                             Name:Michael M. Nisbet
                             Title: President and CEO


                          PREMIUM FINANCING SPECIALISTS, INC.,
                            Back-up Servicer


                          By:/s/Frank Bednar
                             Name: Frank Bednar
                             Title:Controller


                        PREMIUM FINANCING SPECIALISTS OF
                          CALIFORNIA, INC., Back-up Servicer


                          By:/s/Frank Bednar
                             Name: Frank Bednar
                             Title: Controller


                       THE FIRST NATIONAL BANK OF CHICAGO, Trustee


                          By:/s/ Steven M. Wagner
                             Name: Steven M. Wagner
                             Title: Vice President

                                   SCHEDULE I

Procedure for accessing trust accounts on AFCO Credit computer system:

Sign on the HP system AFCO's Credit's processing centers as follows:

:Hello Trust, PFS (Return)
Enter current password
(Password)(Return)

The accounts flagged for the Trust will be listed on the screen.

                                  SCHEDULE II

AFCO
900 Lanidex Plaza
Parsippany, NJ 07054

AFCO
2990 Brandywine Road
#100
Atlanta, GA 30341-5529

AFCO
21800 Oxnard Street
#800
Woodland Hills, CA 91365-1260

AFCO
4600 College Boulevard
Overland Park, KS 66211-1606

                                  SCHEDULE III
States

California
Texas
New York Florida
New Jersey
Pennsylvania
Massachusetts
Ohio
Michigan
Utah
Louisiana
Colorado
Maryland
Connecticut
Arkansas
Alabama
South Carolina
Arizona
Hawaii
Oklahoma
North Carolina
Indiana
Nevada
West Virginia
Wisconsin
Minnesota
Kentucky
Idaho
New Hampshire
Rhode Island
Maine
Montana
Iowa
Nebraska
Wyoming
South Dakota

                                  SCHEDULE IV

                              Receivables Schedule

See Computer Ptrintout Held By The First National Bank of Chicago, as Trustee

                                                           EXHIBIT A

                    FORM OF MONTHLY PAYMENT INSTRUCTIONS AND
                            NOTIFICATION TO TRUSTEE
                                MELLON BANK, N.A.
          MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST Series 1996-1
                     MONTHLY PERIOD ENDING December 31, 1996


Capitalized terms used in this notice have their respective meanings set forth in the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement as supplemented by the Series 1996-1 Supplement. This notice is delivered pursuant to Section 4.11.

    A) AFCO Credit and AFCO Acceptance are Servicer under the Pooling and Servicing Agreement.

    B)      The undersigned is a Servicing Officer.

    C) The date of this notice is on or before the related Transfer Date under the Pooling and Servicing Agreement.

I.   INSTRUCTION TO MAKE A WITHDRAWAL

Pursuant to Section 4.11, Servicer does hereby instruct Trustee (i) to make withdrawals from the Finance Charge Account, the Principal Account, the Distribution Account and the Principal Funding Account on January 14, 1997, which date is a Transfer Date under the Pooling and Servicing Agreement, in aggregate amounts set forth below in respect of the following amounts and (ii) to apply the proceeds of such withdrawals in accordance with Section 3 of the Series 1996-1 Supplement and Section 4.11 of the Series 1996-1 Supplement:

A.       Pursuant to Section 3 of the Series 1996-1 Supplement:

        1.      Servicer Interchange                                    0.00

B.       Pursuant to subsection 4.11(a)(i):

        1.      Class A Monthly Interest at the Class A
                Certificate Rate on the Class A Investor
                Interest                                        1,871,925.00

        2.      Class A Deficiency Amount                               0.00

        3.      Class A Additional Interest                             0.00

C.       Pursuant to subsection 4.11(a)(ii):

        1.      Class A Servicing Fee                              73,333.33

        2.      Accrued and unpaid Class A Servicing Fee                0.00

D.       Pursuant to subsection 4.11(a)(iii):

        1.      Class A Investor Default Amount                        0.00

E.       Pursuant to subsection 4.11(a)(iv):

        1.      Portion of Excess Spread from Class A
                Available Funds to be allocated and distributed
                as provided in Section 4.13                     1,829,762.74

F.       Pursuant to subsection 4.11(b)(i):

        1.      Class B Monthly Interest at the Class B
                Certificate Rate on the Class Investor Interest   110,296.88

        2.      Class B Deficiency Amount                               0.00

        3.      Class B Additional Interest                             0.00

G.       Pursuant to subsection 4.11(b)(ii):

        1.      Class B Servicing Fee                              4,166.67

        2.      Accrued and unpaid Class B Servicing Fee               0.00

H.       Pursuant to subsection 4.11(b)(iii):

        1.      Portion of Excess Spread from Class B
                Available Funds to be allocated and distributed
                as provided in Section 4.13                       100,026.29

I.        Pursuant to subsection 4.11(c)(i):

        1.      Collateral Interest Servicing Fee, if applicable       0.00

        2.      Accrued and unpaid Collateral Interest
                  Servicing Fee, if applicable                        0.00

J.       Purusnat to subsection 4.11(c)(ii)

        1.      Portion of Excess Spread from Collateral Available
                Funds to be allocated and distributed as provided
                in Section 4.13                                   300,285.77

                Total                                           2,230,074.80

K.       Pursuant to subsection 4.11(d)(i):

        1.      Collateral Monthly Principal, if any, applied
                in accordance with the Loan Agreement                  0.00

L.       Pursuant to subsection 4.11(d)(ii):

        1.      Amount to be treated as Shared
                Principal Collections                                 0.00

M.      Pursuant to subsection 4.11(d)(iii):

        1.      Amount to be paid to Transferor                       0.00

        2.      Unallocated Principal Collections                     0.00

N.       Pursuant to subsection 4.11(e)(i):

        1.      Class A Monthly Principal                            0.00

O.       Pursuant to subsection 4.11(e)(ii):

        1.      Class B Monthly Principal                             0.00

P.       Pursuant to subsection 4.11(e)(iii)

        1.      Collateral Monthly Principal to be applied in
                accordance with the Loan Agreement                    0.00

Q.       Pursuant to subsection 4.11(e)(iv):

        1.      Amount to be treated as Shared
                Principal Collections                                 0.00

R.       Pursuant to subsection 4.11(e)(v):

        1.      Amount to be paid to Transferor                       0.00

        2.      Unallocated Principal Collections                     0.00

                Total                                                 0.00

S.       Pursuant to subsection 4.11(f):

        1.      Amount to be withdrawn from the Principal
                Funding Account and deposited into the
                Distribution Account                                  0.00



II.   INSTRUCTION TO MAKE CERTAIN PAYMENTS

  Pursuant to Section 4.11, Servicer does hereby instruct Trustee to pay in
accordance with      Section 5.1 from the Distribution Account on ____________,
____, which date is a Distribution      Date under the Pooling and Servicing
Agreement, amounts so deposited in the Distribution    Account pursuant to
Section 4.11 as set forth below:

A.       Pursuant to subsection 4.11(g);

        1.      Amount to be distributed to Class A Holders          0.00

        2.      Amount to be distributed to Class B Holders          0.00

B.      Pursuant to subsection 4.11(h)(i):

        1.      Amount to be distributed to the Class A Holders     0.00

C.       Pursuant to subsection 4.11(h)(ii):

        1.      Amount to be distributed to the Class B Holders    0.00


III.      APPLICATION OF EXCESS SPREAD

Pursuant to Section 4.13, Servicer does hereby instruct Trustee to apply the Excess Spread with respect to the related Monthly Period and to make the following distributions in the following priority:

A.  The amount equal to the Class A Required Amount, if any, which which will be used to fund the Class A Required amount and be applied in accordance with, and in the priority set forth in,
    subsection 4.10(a)                                                     0.00

B.  The amount equal to the aggregate amount of Class A Investor Charge-
    Offs which have not been previously reimbursed (after giving effect to the allocation on such Transfer Date of certain other amounts applied for that purpose) which will be treated as a portion of Investor
    Principal Collections and deposited into the Principal Account on such
    Transfer Date                                                          0.00

C.  The amount equal to the Class B Required Amount, if any, which will be used to find the Class B Required Amount and be applied first in accordance with, and in the priority set forth in, subsection 4.11(b)
    and then any amount available to pay the Class B Investor Investor
    Default Amount shall be treated as a portion of Investor Principal
    Collections and deposited into the Principal Account                   0.00

D. The amount equal to the aggregate amount by which the Class B Investor Interest has been reduced below the initial Class B Investor Investor Interest for reasons other than the payment of principal to the Class B Holders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) which will be treated as a portion of Investor Principal Collections and deposited into the
    Principal Account                                                      0.00

E.  The amount equal to the Collateral Monthly Interest plus the amount of any past due Collateral Monthly Interest which will be paid to the Collateral Interest Holder for application in accordance with the
    Loan Agreement                                                   164,255.82

F.  The amount equal to the aggregate amount of accrued but unpaid
    Collateral Interest Servicing Fees which will be paid to Servicer.
                                                                       5,833.33

G.  The amount equal to the Collateral Default Amount, if any, for the prior Monthly Period which will be treated as a portion of Investor
    Principal Collections and deposited into the Principal Account         0.00

H.  The amount equal to the aggregate amount by which the Collateral
    Interest has been reduced below the Required Collateral Interest for reasons other than the payment of principal to the Collateral Interest Holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) which will be treated as a portion of Investor Principal Collections and deposited into the
    Principal Account                                                      0.00

I.  On each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described in subsection 4.17(f), the amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve
    Account Amount which shall be deposited into the Reserve Account       0.00

J.  An amount equal to all other amounts due under the Loan Agreement
    (to the extent payable from Available Non-Principal Funds, as defined therein) shall be deposited into the Distribution Account and
    applied in accordance with the Loan Agreement                          0.00


K.  The balance, if any, after giving effect to the payment made pursuant to subparagraphs (a) through (j) above shall constitute
    Excess Finance Charge Collections to be applied with respect to
    other Series in accordance with Section 4.5                    2,059,985.65


IV.       REALLOCATED PRINCIPAL COLLECTIONS

Pursuant to Section 4.14, Servicer does hereby instruct Trustee to withdraw from the Principal Account and apply Reallocated Principal Collections pursuant to
Section 4.14 with respect to the related Monthly Period in the following amounts:

A.      Reallocated Collateral Principal Receivables                       0.00

B.      Reallocated Class B Principal Receivables                          0.00


V.        ACCRUED AND UNPAID AMOUNTS

After giving effect to the withdrawals and transfers to be made in accordance with this notice, the following amounts will be accrued and unpaid with respect to all Monthly Periods preceding the current calendar month

A.       Subsections 4.11(a)(i) and (b)(i):

        (1)     The aggregate amount of the Class A Deficiency Amount      0.00

        (2)     The aggregate amount of Class B Deficiency Amount          0.00

B.      Subsections 4.11(a)(ii) and (b)(ii):

        The aggregate amount of all accrued and unpaid Investor Monthly
        Servicing Fees                                                     0.00

C.      Section 4.12:

        The aggregate amount of all unreimbursed Investor Charge Offs      0.00

          IN WITNESS WHEREOF, the undersigned has duly executed this certificate this __ day of__________, ___.

                                                      MELLON BANK, N.A.
                                                        Transferor


                                                     By:______________________
                                                        Name:
                                                        Title:


                                                         EXHIBIT B


                      FORM OF ANNUAL SERVICER'S CERTIFICATE

                          (To be delivered on or before
                     March 31 beginning with March 31, 1998,
                   pursuant to Section 3.5 of the Pooling and
                     Servicing Agreement referred to below)

                             AFCO CREDIT CORPORATION

                  MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST


          The undersigned, a duly authorized representative of AFCO Credit Corporation ("AFCO"), as Servicer, pursuant to the Pooling and Servicing Agreement dated as of December 1, 1996 (as may be amended and supplemented from time to time, the "Agreement"), among Mellon Bank, N.A., as Transferor, AFCO Credit Corporation, as Servicer, AFCO Acceptance Corporation, as Servicer, Premium Financing Specialists, Inc., as Back-up Servicer, Premium Financing Specialists of California, Inc., as Back-up Servicer and The First National Bank of Chicago, as Trustee, does hereby certify that:

          1. AFCO is, as of the date hereof, Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

          2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to Trustee.

          3. A review of the activities of Servicer during the fiscal year ended _______________, _____, and of its performance under the Agreement was conducted under my supervision.

          4. Based on such review, Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5.

          5. The following is a description of each default in the performance of Servicer's obligations under the provisions of the Agreement known to me to have been made by Servicer during the fiscal year ended ________________, ____, which sets forth in detail (i) the nature of each such default, (ii) the action taken by Servicer, if any, to remedy each such default and (iii) the current status of each such default: [if applicable, insert "None."]

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this __ day of ___________, 19__.

                                               AFCO CREDIT CORPORATION,
                                                Servicer

                                               By __________________________
                                                  Name:
                                                  Title:

                                                           EXHIBIT C


                       FORM OF REASSIGNMENT OF RECEIVABLES

                         (As required by Section 2.6 of
                      the Pooling and Servicing Agreement)

          REASSIGNMENT No._____ of RECEIVABLES dated as of _____, ____1, pursuant to the Pooling and Servicing Agreement dated as of December 1, 1996 (as may be amended and supplemented from time to time, the "Agreement") among Mellon Bank, N.A., as transferor (the "Transferor"), AFCO Credit Corporation and AFCO Acceptance Corporation, as servicer (collectively, the "Servicer" and in their capacity as originator, the "Originator"), Premium Financing Specialists, Inc. and Premium Financing Specialists of California, Inc., as back-up servicer (collectively, the "Back-up Servicer") and The First National Bank of Chicago, as trustee (the "Trustee").

                              W I T N E S S E T H::

          WHEREAS Transferor, Servicer, Back-up Servicer and Trustee are parties to the Agreement;

          WHEREAS pursuant to the Agreement, Transferor wishes to remove from the Trust certain designated Receivables (the "Removed Receivables") and to cause Trustee to reconvey the Removed Receivables, whether now existing or hereafter created, from the Trust to Transferor; and

          WHEREAS Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

          NOW, THEREFORE, Transferor and Trustee hereby agree as follows:

          1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

          "Removal Date" means, with respect to the Removed Receivables designated hereby, __________, ____.

          "Removal Notice Date" means, with respect to the Removed Receivables, __________, ____.

          2. Designation of Removed Receivables. On or before the date that is five Business Days after the Removal Date, Transferor will deliver to Trustee a computer file or microfiche list containing a true and complete list of all Removed Receivables identified by account number and the Aggregate Receivable Balance of the Removed Receivables, as of the Removal Date, which computer file or microfiche list shall supplement any computer file of microfiche list previously delivered to Trustee pursuant to the Agreement.

          3. Conveyance of Receivables. (a) Trustee does hereby transfer, assign, set over and otherwise convey, without recourse, to Transferor, without recourse, on and after the Removal Date, all right, title and interest of the Trustee, on behalf of the Trust, in, to and under the Removed Receivables existing at the close of business on the Removal Date and thereafter created from time to time, all monies due or to become due with respect to such Receivables and all proceeds thereof.

          (b) In connection with such transfer, Trustee agrees to execute and deliver to Transferor on or prior to the date this Reassignment is delivered, applicable termination statements with respect to the Removed Receivables existing at the close of business on the Removal Date and thereafter created from time to time reassigned hereby and the proceeds thereof evidencing the release by the Trust of its interest in the Removed Receivables, and meeting the requirements of applicable state law, in such manner and such jurisdiction as are necessary to terminate such interest.

          4. Representations and Warranties of Transferor. Transferor hereby represents and warrants to Trustee, on behalf of the Trust, as of the Removal
Date:

          (a) Legal, Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of Transferor enforceable against Transferor, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

          (b) Pay Out Event. Transferor reasonably believes that (A) the removal of the Removed Receivables will not, based on the facts known to Transferor, then or thereafter cause a Pay Out Event to occur with respect to any Series and
(B) no selection procedure was utilized by Transferor which would result in a selection of Removed Receivables from among any pools of Accounts of a similar type that would be materially adverse to the interests of the Holders of any Series as of the Removal Date; and

          (c) Defaulted Receivables. No selection procedure was utilized by Transferor with the intent to include a disproportionately higher level of Defaulted Receivables among the Removed Receivables than exist in the Receivables or to remove Receivables for the intended purpose of mitigating losses to the Trust.

          5. Ratification of Agreement. As supplemented by this Reassignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

          6. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

          7. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [NEW YORK], WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS[; PROVIDED THAT THE IMMUNITY AND STANDARD OF CARE OF TRUSTEE IN ANY DUTIES ARISING HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS].

          IN WITNESS WHEREOF, Transferor[, Servicer] and Trustee have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.


                                        MELLON BANK, N.A.,
                                          Transferor


                                       By ___________________________________
                                          Name:
                                          Title:


                                      THE FIRST NATIONAL BANK OF CHICAGO,
                                         Trustee


                                       By ___________________________________
                                           Name:
                                           Title:

--------
1         To be dated as of the Removal Date.

                                                        EXHIBIT D


                       FORM OF RECONVEYANCE OF RECEIVABLES


          RECONVEYANCE of RECEIVABLES, dated as of ____________ __, 19__, pursuant to the Pooling and Servicing Agreement dated as of December 1, 1996 (as may be amended and supplemented from time to time, the "Agreement") among Mellon Bank, N.A., as transferor (the "Transferor"), AFCO Credit Corporation and AFCO Acceptance Corporation, as servicer (collectively, the "Servicer" and in their capacity as originator, the "Originator"), Premium Financing Specialists, Inc. and Premium Financing Specialists of California, Inc., as back-up servicer (collectively, the "Back-up Servicer") and The First National Bank of Chicago, as trustee (the "Trustee").


                              W I T N E S S E T H:


          WHEREAS, the Transferor and the Trustee are parties to the Agreement;

          WHEREAS, pursuant to the Agreement, the Transferor wishes to cause the Trustee to reconvey all of the Receivables and proceeds thereof, whether now existing or hereafter created, from the Trust to the Transferor pursuant to the terms of Section 12.4 of Agreement upon termination of the Trust pursuant to
Section 12.1 of the Agreement (as each such term is defined in the Agreement);

          WHEREAS, the Trustee is willing to reconvey the Receivables subject to the terms and conditions hereof;

          NOW THEREFORE, the Transferor and the Trustee hereby agree as follow:

          1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

          "Reconveyance Date" shall mean ____________ __, 19__.

          2. Return of Lists of Accounts. The Trustee shall deliver to the Transferor or the bailee of the Transferor, not later then three Business Days after the Reconveyance Date, each and every computer file or microfiche list of Receivables delivered to the Trustee pursuant to the terms of the Agreement.

          3. Conveyance of Receivables. (a) The Trustee does hereby reconvey to the Transferor, without recourse, representation or warranty, on and after the Reconveyance Date, all right, title and interest of the Trust in and to the Receivables, all monies due or to become due with respect thereto, and all proceeds (as defined in Section 9-306 of the UCC as in effect in the [Relevant UCC State]) of such Receivables and Insurance Proceeds relating to such Receivables [and Interchange (if any) allocable to the Trust pursuant to any Supplement,] except for amounts, if any, held by the Trustee pursuant to subsection 12.3(b) of the Agreement.

          (b) In connection with such transfer, the Trustee agrees to execute and deliver to the Transferor on or prior to the date of this Reconveyance , such UCC termination statements as the Transferor may reasonably request, evidencing the release by Trust of its lien on the Receivables.

          4. Counterparts. This Reconveyance may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          5 Governing Law. THIS RECONVEYANCE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF _____________, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

          IN WITNESS WHEREOF, the undersigned have caused this Reconveyance of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.


                                         MELLON BANK, N.A.,
                                          Transferor


                                        By ___________________________________
                                           Name:
                                           Title:


                                        THE FIRST NATIONAL BANK OF CHICAGO,
                                            Trustee


                                        By ___________________________________
                                           Name:
                                           Title:

                                                                 EXHIBIT E
                                                             REFER TO THIS
AFCO                                                         ACCOUNT NUMBER IN
                                                             ALL CORRESPONDENCE

                           NOTICE OF FINANCED PREMIUM

                            INSURED NAME AND ADDRESS

DATE OF NOTICE AND   ANTICIPATED CHECK   ACCOUNT MATURITY  DAY DUE   NO &
ACCEPTANCE           RELEASE DATE                                    FREQUENCY
                                                                     OF INST.


                              SCHEDULE OF POLICIES

 POLICY PREFIX        EFFECTIVE DATE OF    FULL NAME OF INSURER AND GENERAL AGENT(S)     COVERAGE     POLICY TERM IN       PREMIUM
 AND NUMBER           POLICY OR ANNUAL     OTHER THAN SUBMITTING PRODUCER TO WHOM COPY                    MONTHS           FINANCED
                      INSTALLMENT          OF THIS NOTICE WAS SENT                                      COVERED BY
                                                                                                         PREMIUM




IF NO OTHER AGENT IS SHOWN UNDER THE INSURANCE COMPANY NAME, THE SUBMITTING PRODUCER IS SHOWN ON OUR RECORDS AS THE ISSUING AGENT OR THE BROKER OF RECORD..

AGENT OR BROKER SUBMITTING AGREEMENT:

Premium check will be sent to following payee:

PLEASE NOTIFY AFCO IF OTHERWISE --- AS PREMIUM WILL BE PAID ACCORDINGLY.

TO THE INSURER:

          AFCO has entered into a contract with your insured to advance the premiums on the policy described above subject to the conditions herein. The insured has assigned to us any and all unearned premiums and dividends which may become payable under the policy. Upon default in payment of any installment, AFCO will cancel the policy in accordance with authority given us by the insured to cancel on his behalf.

AFCO MUST BE NOTIFIED BEFORE CHECK RELEASE DATE SHOWN ABOVE IF:
1. The policy is NOT in full force and effect or if the premium has not been fully earned.
2. The policy description differs from your records or is written for a period less than one year.
3. The policy requires more than ten (10) days notice of cancellation by any party.
4. The deposit of provisional premium on an audit or reporting form policy is NOT at least equal to the premium anticipated to be earned in accordance with the policy term set forth above (See Section A through E opposite for insurer's undertaking).
5. The policy is subject to a minimum earned premium or includes a fully earned policy fee.
6.     You wish the premium paid other than as indicated.
7. A general agent or any other agent than indicated herein should be notified.

          The policy description and the names of the agents, insureds, etc. were provided by the submitting producer. The insurer and general agent or managing general agent, etc., if any, who have been designated by insurers to receive notices of finance transactions and who have received copies of the this notice as indicated herein should NOTIFY US OF ANY DISCREPANCIES PRIOR TO CHECK RELEASE DATE. If AFCO receives no advice of discrepancies it will pay the premium as set forth above in the absence of other contingencies.

          AFCO has sold to Mellon Bank, N.A. ("Mellon") which has in turn sold to Mellon Bank Premium Finance Loan Master Trust (the "Trust") all of AFCO's right, title and interest in, to and under the premium finance agreement pursuant to which the premium payment on the policy(ies) described above will be advanced (the "PFA") including (without limitation) the unearned premium and the rights described herein. AFCO, for the Trust, will continue to service the PFA, will have the right to cancel the PFA and to collect all sums due the Trust from insureds and insurance companies and their agents. All unearned premiums are to be paid to, and rights hereunder shall be exercised by, AFCO, unless the insurer is notified to the contrary by the Trust.

IN CONSIDERATION OF AFCO ADVANCING THE PREMIUM THE INSURER AGREES THAT:
A. If the insured fails to comply with any terms of the Premium Finance Agreement and if AFCO cancels the policy it will pay AFCO the gross unearned premium with or without surrender of the policy.
B. If the policy is for any reason cancelled by the insurer or authorized agent it will pay AFCO the gross pro rata unearned premium with or without premium surrender of the policy. Unearned premiums on deposit or provisional premium policies will be computed on a gross pro rata basis irrespective of the actual premium earned by audit, report or retrospective rating as if the premium were fixed.
C. It will pay AFCO (a) all gross unearned premiums which may become payable resulting from endorsement and (b) loss payments which reduce the unearned premium up to the unpaid balance of the account, subject to any mortgagee or loss payee interest and (c) all dividends which may become payable under the policy.